[redacted]

REV. 0 – 5/27/08

SHARED RESOURCE AGREEMENT (SUBCONTRACT) BETWEEN

[redacted]
3190 George Washington Way Suite B
Richland, WA 99354

East Tennessee Materials & Energy Corp. Inc., a wholly owned subsidiary of Perma-Fix Environmental Services, Inc.
Oak Ridge, Tennessee

This Shared Resource Agreement (Subcontract) is entered into between [redacted] and East Tennessee Materials & Energy Corp. Inc., a wholly owned subsidiary of Perma-Fix Environmental Services, Inc. (SUBCONTRACTOR); to establish the duties, rights, responsibilities, compensation, and special terms with respect to certain Personnel to be provided by the SUBCONTRACTOR, for the purpose of performing specific [redacted] work pursuant to the United States Department of Energy (DOE) Solicitation DE-RP06-07RL14788. [To be modified upon DOE award of the Prime Contract]

This Subcontract is conditioned upon the successful award of Solicitation DE-RP06-07RL14788 to [redacted] on or about July 1, 2008. The Subcontract shall become effective on the date [redacted] is awarded the Prime Contract with DOE. [redacted] and SUBCONTRACTOR hereby agree that all Work specified herein, which is a portion of the goods and services to be provided by [redacted] pursuant to Solicitation DE-RP06-07RL14788, shall be performed by the SUBCONTRACTOR in accordance with all stated provisions.

1. **Work to be Performed:** Except as specified elsewhere in the Subcontract, SUBCONTRACTOR shall furnish all labor and materials necessary and required to satisfactorily perform [redacted] Support Task per Attachment 1. Work shall be ordered by [redacted] by the issuance to SUBCONTRACTOR of a Task Order Release per terms of Subcontract.

2. **Period of Performance:** The Subcontract period of performance is specified below.

   Transition Period: July 1, 2008 through September 30, 2008 (or as specified under the prime contract including authorized scope)

   Base Period: October 1, 2008 through September 30, 2013 (or as specified under the prime contract including authorized scope)

   Option Period: October 1, 2013 through September 30, 2018 (or as specified under the prime contract including authorized scope)

3. **Contract Type:** Cost Reimbursement

4. **Total Value of Subcontract:** **TBD** (see Section 5 - Limitation of Funds)

5. **Limitation of Funds**

   Although the parties hereto have agreed in principle to an estimated Subcontract value of **TBD**, [redacted] and the SUBCONTRACTOR realize that sufficient funds for the full scope of the work are not available. It is anticipated, funds will be obligated to this Subcontract once Solicitation DE-RP06-07RL14788 is awarded and the total estimated price of said Subcontract is obligated. The currently authorized funding value is zero and shall not be exceeded prior to a

[redacted]

formal Subcontract modification being awarded by [redacted] authorized personnel approving the funding value.

6. **Compensation:**

TASK 1: As full consideration for the satisfactory performance by SUBCONTRACTOR of this Transition Task (effective at time of successful DOE award through contract takeover date), [redacted] shall pay to SUBCONTRACTOR compensation in accordance with negotiated prices set forth at time of Task definitization consistent with the payment provisions of this Subcontract. Scope and costs for each specific task (i.e. Due Diligence, Extent of Condition, Personnel Reassignment), will be negotiated on a case by case basis.

ESTIMATED COST: TBD

TASK 2: As full consideration for the satisfactory performance by SUBCONTRACTOR of this Task, [redacted], shall pay to SUBCONTRACTOR compensation in accordance with negotiated prices set forth below at time of task definitization consistent with the payment provisions of this Subcontract, for the named essential leadership individual(s):

Name/Title
TBD

Labor:
Other Direct Costs (ODCs):
Indirects
TOTAL Estimated Cost:

TASK 3: As full consideration for the satisfactory performance by SUBCONTRACTOR of this Task, [redacted] shall pay to SUBCONTRACTOR compensation in accordance with negotiated prices set forth at time of each task definitization consistent with the payment provisions of this Subcontract. Scope and costs for each specific managed task service or study will be negotiated on a case by case basis.

ESTIMATED COST: **TBD**

NOTES:

- SUBCONTRACTOR costs under this Subcontract shall be billed using SUBCONTRACTOR approved government billing rates, including any fee or profit; and Corporate G & A. This includes all work performed by a SUBCONTRACTOR affiliate.
- Incurred costs will be reimbursed in accordance with the terms and conditions of this Subcontract, including applicable policies, procedures, and Federal Acquisition Regulation (FAR) provisions.
- If a difference exists between this Subcontract, policies and procedures, or FAR provisions, the more restrictive contract clause, policy, procedure or provision will apply.
- Regarding Task 2, SUBCONTRACTOR shall not invoice for more than average 80 hours in a two week period (hours worked in excess of average 80 hours in a two week period are considered casual overtime and are non-billable). Invoices will be paid based on scheduled weeks worked each month prorated for partial weeks worked as applicable. See Section 10.1 below.

7. **Payment Terms:** As stated in *Article 3.0, Terms of Payment, of General Provisions*, payment will be made within 15 calendar days after receipt of a properly prepared invoice unless otherwise agreed to between SUBCONTRACTOR and [redacted]

[redacted]

8. **Authorized Personnel:** Only the following named [redacted] individuals are authorized to make changes to this document:

John Lehew, Site Project Manager, [redacted] 509-420-3427
Dan Cartmell, Director, Project Control and Business Administration, 509-372-3982

9. **Designation of Technical Representative:** [redacted] hereby designates the following as the Buyer's Technical Representative (BTR), for this Subcontract:

Name: Ty Blackford

10. **Special Provisions:**

10.1 **Performance**

- Tasks 1 and 3 will be negotiated on a case by case basis as described in Section 6.

- Pursuant to Task 2, SUBCONTRACTOR shall furnish essential leadership personnel acceptable to [redacted], to lead the Attachment 1 Statement of Work as described in Sub-sections 6 and 10.2 below, for the term as set forth in the Subcontract to be integrated into the [redacted] scope as a preferred small business subcontractor. Additional SUBCONTRACTOR personnel may be identified to support this specific task based on the SUBCONTRACTOR's capabilities, experience and expertise and the objectives of the [redacted] Project team.

- Pursuant to Task 2, SUBCONTRACTOR personnel shall work the same scheduled work hours and days as [redacted] professional Personnel and take off all non-work days, and facility closure days including weekends and holidays, taken off by [redacted] professional Personnel. However, the Parties shall mutually agree to vacation requested by SUBCONTRACTOR Personnel before such time is taken off.

- SUBCONTRACTOR personnel shall be provided with offices, work areas, computer, and LAN phone by [redacted] for all work activities performed on the Hanford site, that are reasonably comparable to those provided to its own professional Personnel performing similar duties.

- SUBCONTRACTOR personnel shall be trained as indicated in the training profile developed by the line manager for the specific position and their assigned work. Training shall be completed prior to performing the work and training shall be documented.

- The SUBCONTRACTOR shall perform work in accordance with [redacted] Quality Assurance Program and procedures.

- The SUBCONTRACTOR shall perform all work in accordance wi[redacted] Environmental, Safety & Health (ES&H) program and procedures.

10.2 **Job Descriptions**

Responsibilities:

<u>Tasks 1 and 3</u>
Responsibilities for Tasks 1 and 3 will be developed and negotiated on a case by case basis.

- In the performance of Tasks 1 and 3 scope (as further delineated in Attachment 1, the SUBCONTRACTOR shall be required to provide personnel meeting [redacted] requested staffing needs for the Project.
- Consistent with the work scope objectives and subject to FAR and DEAR provisions, the SUBCONTRACTOR's incumbent work force, at the time of award, will be treated similar to all other incumbent workers when [redacted] evaluates future subcontracted staffing needs. The number and qualifications of personnel to be part of the SUBCONTRACTOR work force will initially be established by [redacted] during contract transition and will fluctuate throughout the term of the Subcontract. [redacted] Project Manager will hold monthly meetings with the SUBCONTRACTOR lead essential person to discuss overall Project status, future staffing needs, and other decisions that could affect the SUBCONTRACTOR. [redacted] and SUBCONTRACTOR recognize that subsequent to this Subcontract becoming effective, conditions relating to the Project may change as this Subcontract is significantly based on the [redacted] Contract, such as to dictate a change in the scope of work. In such event, the Parties acknowledge and agree that, this Subcontract shall be changed to the extent required to align with any changes or modifications to the [redacted] Contract impacting SUBCONTRACTOR scope of work or support area of expertise; and [redacted] and SUBCONTRACTOR will work together to provide DOE the most advantageous mix of resources for the performance of required work activities.,
- Use of the SUBCONTRACTOR support is subject to any required DOE approval, successful accomplishment of all mandatory prime contract requirement obligations including small business subcontracting, achieving DOE negotiated competition objectives, and planned self perform contract requirements.
- SUBCONTRACTOR shall retain the right to replace its employees including essential leadership personnel with [redacted] approval, assigned to baseline tasks with other existing qualified SUBCONTRACTOR staff resources in the event of termination, reassignment or transfer of such employee; as long as those positions continue to be funded and needed by the project and both parties mutually agree it is in the best interest of the project to continue to fill the positions.
- The use by SUBCONTRACTOR of personnel from Affiliated Companies in the execution this Subcontract is subject to FAR provisions on contracting with Affiliates.
- Specific SUBCONTRACTOR personnel assigned to a specific definitized task, may support commercial or other Subcontractor controlled work on a non-interference basis upon the prior written approval of [redacted] Management. However, they shall not charge any costs associated with supporting non-[redacted] work to the Project.
- Specific SUBCONTRACTOR activities associated with treatment support at the SUBCONTRACTOR's off-site facility are excluded from this subcontract and will be addressed separately.

__Task 2__

Essential personnel responsibilities are in accordance with the designated position titles denoted in Section 6. Actual assignments will be dependent upon need of project and skills/experience of individuals selected.

Pursuant to Task 2, the following personnel are considered to be essential to the work being performed on this Subcontract. SUBCONTRACTOR will require the named individual to

provide the required letter of commitment to the project for a minimum of two (2) year following award of the prime contract. SUBCONTRACTOR essential personnel include initially **TBD**. Specific positions and their respective descriptions and responsibilities may be modified periodically by the mutual decision of both Parties to this Subcontract, via internal correspondence without the need to modify this Subcontract.

DOE-RL Communication Interface: Regarding Task 2 only, SUBCONTRACTOR has authority to directly interface with DOE-RL (DOE) Facility Representatives, or other technical personnel involving day-to-day implementation and clarification matters pertinent to agreed job description and responsibilities. All formal matters and commitments involving the [redacted] Prime Contract will be coordinated with the applicable [redacted] management personnel.

10.3 Intellectual Property

SUBCONTRACTOR shall be obligated to comply with all applicable flow-down provisions contained in the Prime Contract resulting from Solicitation DE-RP06-07RL14788, and shall have no other rights or obligations with respect to intellectual property as may be contained therein.

10.4 Status of SUBCONTRACTOR Personnel

SUBCONTRACTOR shall remain solely responsible to said SUBCONTRACTOR personnel for compensation and benefits, including but not limited to, salaries, paid absences, medical and dental benefits, pension, 401(k) contributions and plan maintenance, life insurance, severance benefits, all retirement benefits (including without limitation retirement medical and dental benefits), any other benefits mandated or regulated by the Employee Retirement Income Security Act, as amended, or other applicable statutes or regulations, and the cost of any incentive compensation programs. SUBCONTRACTOR personnel shall not be entitled to or qualify as eligible for any benefits of any kind from [redacted]. SUBCONTRACTOR personnel shall follow all applicable [redacted] policies, procedures (including conflicts of interest and ethics), ISMS Expectations, [redacted] Standards of Conduct and direction; and the performance of work shall at all times remain under the direct control of [redacted]

At all times [redacted] and SUBCONTRACTOR shall remain independent contractors, each responsible for its own employees, and not responsible for employees of the other.

10.5 Indemnification For Acts of Personnel

The personnel of the Parties shall comply with all pertinent rules, policies, and regulations of the other Party while on the premises of the other Party, including those relating to the safeguarding of proprietary or confidential information. Each Party agrees to indemnify and hold harmless the other Party from and against all claims for:

a) damages to, or loss of use of, the other Party's property to the extent any such damage is caused by any act, failure to act or omission, including negligence, of the indemnifying Party's personnel in connection with performance under this Subcontract; and

b) injury or death of any of the other Party's personnel to the extent any such injury is caused by any act or omission to act, including negligence, of the indemnifying Party's personnel in connection with performance under this Subcontract.

[redacted]

10.6 Scope of Authority – Conflict of Interest:

Except as otherwise provided by this Subcontract, SUBCONTRACTOR personnel shall have no authority to bind [redacted] or act as an agent of [redacted] unless so designated in writing by [redacted]

If SUBCONTRACTOR personnel feel at anytime that their assignment represents a real or apparent conflict of interest with respect to the SUBCONTRACTOR, said SUBCONTRACTOR personnel shall inform the managers within [redacted] organization responsible for that assignment. The SUBCONTRACTOR personnel shall not take any action to resolve the potential conflict until [redacted] has addressed the conflict concern.

10.7 Non-Solicitation and Hire of Personnel

During the term of this subcontract, neither Party shall, without the written approval of the other party, directly or indirectly or through the use of a third party, solicit for employment an employee of the other Party. This prohibition shall extend for a period of ninety (90) days after the employee terminates employment with the other Party. The foregoing shall not apply to employees of either Party who have not been substantially involved in the performance of the initial Teaming Agreement or [redacted] Project, clerical or administrative employees, or individuals hired as a result of the use of a general solicitation (e.g. [redacted] solicitation) not specifically directed to the employees of the other Party. This shall in no way, however, be construed to restrict, limit, or otherwise encumber the rights of any employee granted by law.

10.8 Waiver of Consequential Damages/Force Majeure/Limitation of Liability

Neither party to this Subcontract shall be liable to the other Party, whether in contract, warranty, tort (including negligence) or strict liability, or otherwise, for any indirect, special, incidental or consequential damages arising out of its performance or non-performance of obligations.

Neither Party shall be considered in default in the performance of its obligations under this Agreement (except the obligation to pay money) to the extent that the performance of such obligations is prevented or delayed by any cause beyond the reasonable control of and absent the fault of the affected Party.

Neither Party to this Subcontract, shall be liable to the other Party for costs, damages, fees, or expenses incurred as the result of the other Party's willful misconduct or gross negligence of any employee, officer, agent or representative.

Except as specifically set forth herein, each Party assumes no responsibility to the other for costs, expenses, risks and liabilities arising out of the efforts of the other.

The provisions of this Article 10.8 shall apply notwithstanding any other provision of this Subcontract or any other agreement.

10.9 Conflict of Interest/ Non-Disclosure Agreement.

Personnel are governed by strict conflict of interest requirements that prohibit resource procurement (staff or tangible goods) by Staff Augmentation Personnel from any source where a conflict of interest exists or there is the potential for a conflict of interest, without express written authorization from [redacted]

SUBCONTRACTOR personnel (including any personnel subcontracted or affiliates) will execute a Non-Disclosure Agreement (Attachment 5), prior to conducting any activities pursuant to this Subcontract.

10.10 Travel and Misc. Expenses

[redacted] will reimburse SUBCONTRACTOR for travel and miscellaneous expenses, as approved in advance, and in accordance with Federal Travel Regulations and Services in effect at the time of such travel as set forth in the Subcontract Services General Provisions Article 3.9.

10.11 Supplemental FAR/DEAR Clauses

[redacted] hereby passes down to SUBCONTRACTOR the following clauses, in addition to those flowed down per applicable Prime Contract and Subcontract Services General Provisions Article 7.0. The term "Government" or "Contracting Officer" as used in any of the following clauses shall mean [redacted] unless the context clearly and unambiguously requires that the term means "the United States Government." Similarly, the term "Contractor" shall mean "SUBCONTRACTOR" unless the context clearly and unambiguously requires that the term means "Contractor."

- FAR 52.246-25, Limitation of Liability – Services (FEB 1997)
- DEAR 970.5228-1, Insurance, Litigation, and Claims (MAR 2002)
- DEAR 970.5231-4, Preexisting Conditions (DEC 2000), Alternate II (DEC 2000)
- FAR 52.216-7, Allowable Cost & Payment (DEC 2002)
- FAR 31.205-35, Relocation Costs*

*[redacted] shall not be liable for any return relocation costs at the conclusion of the Subcontract performance period, unless authorized in advance by [redacted].

10.12 Special Provisions – Independent Subcontractor

10.12.1. Nothing in this Subcontract shall be deemed to constitute, create, or give effect to, or otherwise recognize a joint venture, partnership, pooling, arrangement, or formal business entity of any kind. [redacted] and SUBCONTRACTOR shall act as independent contractors, and the employees of one shall not be deemed the employee of any other

10.12.2. Notwithstanding any other provision of this Subcontract that may be to the contrary, neither Party shall be liable to the other for any indirect; incidental, special, or consequential damages including cost, fees, and expenses, however caused (i.e. willful misconduct or gross negligence of the other parties employee, officer, agent, or representative), whether founded on contract, in tort, strict liability or otherwise.

10.12.3. Subcontractor expressly agrees to the adjustment of payments from [redacted] to reflect an equitable share of any fines, penalties, credits, damages, settlements, or loss/destruction/damage repair costs to government property and equipment, which shall become due to the government under the Prime contract and which are attributable to SUBCONTRACTOR's acts or omissions, performance or lack thereof. This includes non-compliance with Prime Contract Requirements for management of assigned nuclear facilities, substandard performance impacting negotiated costs and [redacted] earned fee in areas of assigned responsibility, and events arising in SUBCONTRACTOR owned offsite treatment facilities(separate subcontract), which directly impact accomplishment of Subcontract objectives of assigned areas. The provision for the payment of fines, penalties, credits, damages, or settlements shall not be an exclusive remedy but shall be in addition to any other rights which [redacted] shall have at law, equity or under contract.

SUBCONTRACTOR will be provided an opportunity to respond to above performance issues (i.e. quasi-cure notice response) within five work days, before [redacted] will unilaterally withhold payments. Further the limitation of liabilities for such issues is limited to all earned fee for duration of Subcontract terms and any SUBCONTRACTOR insurance coverage. SUBCONTRACTOR is required to submit insurance claims within five days of any SUBCONTRACTOR response denied by [redacted] Subcontractor is responsible for all payments due within 30 days of notification regardless of insurance payment timing.

10.12.4. Inventions conceived solely by employees of a Party shall belong exclusively to that Party, as long as the Party funds the entire research and development activities from their own corporate funds and does not use any government provided funds. Inventions conceived jointly by the Parties hereto in the course of work called for by this Subcontract shall be subject to further agreement of the Parties. This understanding is subject to modification as may be required by applicable Government regulations, or the terms of the Prime contract and Subcontract. Nothing contained in this Subcontract shall be deemed by implication, estoppel, or otherwise, to grant any right or license in respect of any patents, inventions, or technical information at any timed owned by the other Party.

10.12.5. The failure of either Party to enforce at any time any of the provisions of this Subcontract, or to require at any time performance by the other Party of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions, nor in any way affect the validity of this Agreement or any part thereof, or the right of either Party to enforce thereafter each and every provision hereof.

10.12.6. If any portion of this Agreement is determined to be invalid or unenforceable by a court of competent jurisdiction, all remaining provisions left unaffected by such determination shall remain in full force and effect.

10.12.7. The DOE has the right to review the Agreement for Shared Resource Agreement subcontract. If the DOE does not approve the Subcontract, the Parties shall not execute the same, and this Agreement will become null and void.

10.12.8. A ceiling price shall be specified in each individual Subcontract Release. [redacted] shall not be obligated to pay the SUBCONTRACTOR any amount in excess of the individual Subcontract Release ceiling price, and SUBCONTRACTOR shall not be obligated to continue performance if to do so would exceed the Subcontract Release ceiling price, unless and until [redacted] has issued a Subcontract Release amendment increasing the ceiling price.

10.12.9. This Subcontract is subject to the McNamara-O'Hara Service Contract Act of 1965 (SCA). In accordance with the SCA, the SUBCONTRACTOR shall pay service employees, employed in the performance of this Subcontract, no less than the minimum wage and furnish fringe benefits in accordance with the incorporated Wage Determination.

During the term of this Subcontract, [redacted] may unilaterally modify this Subcontract to incorporate revised Wage Determinations. If a Wage Determination (or revision) is incorporated after award and the Subcontractor has to adjust rates payable to employees covered by the SCA in order to comply with the specified minimum wages and fringe benefits, the Subcontractor may request an equitable adjustment in accordance with the provisions of this Subcontract.

[redacted]

10.12.10. Fair Labor Standards Act and Service Contract Act-Price Adjustment (FAR 52.222-43, May 1989)

(a) This clause applies to both Subcontracts subject to area prevailing wage determinations and Subcontracts subject to collective bargaining agreements.

(b) The SUBCONTRACTOR warrants that the prices in this Subcontract do not include any allowance for any contingency to cover increased costs for which adjustment is provided under this clause.

(c) The wage determination, issued under the Service Contract Act of 1965, as amended, (41 U.S.C. 351, et seq.), by the Administrator, Wage and Hour Division, Employment Standards Administration, U.S. Department of Labor, current on the anniversary date of a multiple year Subcontract or the beginning of each renewal option period, shall apply to this Subcontract. If no such determination has been made applicable to this Subcontract, then the Federal minimum wage as established by section 6(a)(1) of the Fair Labor Standards Act of 1938, as amended, (29 U.S.C. 206) current on the anniversary date of a multiple year Subcontract or the beginning of each renewal option period, shall apply to this Subcontract.

(d) The Subcontract price or Subcontract unit price labor rates will be adjusted to reflect the SUBCONTRACTOR's actual increase or decrease in applicable wages and fringe benefits to the extent that the increase is made to comply with or the decrease is voluntarily made by the SUBCONTRACTOR as a result of:

(1) The Department of Labor wage determination applicable on the anniversary date of the multiple year Subcontract, or at the beginning of the renewal option period. For example, the prior year wage determination required a minimum wage rate of $4.00 per hour. The SUBCONTRACTOR chose to pay $4.10. The new wage determination increases the minimum rate to $4.50 per hour. Even if the SUBCONTRACTOR voluntarily increases the rate to $4.75 per hour, the allowable price adjustment is $.40 per hour;

(2) An increased or decreased wage determination otherwise applied to the Subcontract by operation of law; or

(3) An amendment to the Fair Labor Standards Act of 1938 that is enacted after award of this Subcontract, affects the minimum wage, and becomes applicable to this Subcontract under law.

(e) Any adjustment will be limited to increases or decreases in wages and fringe benefits as described in paragraph (c) of this clause, and the accompanying increases or decreases in social security and unemployment taxes and workers' compensation insurance, but shall not otherwise include any amount for general and administrative costs, overhead, or profit.

(f) The SUBCONTRACTOR shall notify [redacted] of any increase claimed under this clause within 30 days after receiving a new wage determination unless this notification period is extended in writing by [redacted] The SUBCONTRACTOR shall promptly notify [redacted] of any decrease under this clause, but nothing in the clause shall preclude the Government from asserting a claim within the period permitted by law. The notice shall contain a statement of the amount claimed and any relevant supporting data, including payroll records, which [redacted] may reasonably require. Upon agreement of the parties, the Subcontract price or Subcontract unit price labor rates shall be modified in writing. The SUBCONTRACTOR shall continue performance pending agreement on or determination of any such adjustment and its effective date.

(g[redacted]or an authorized representative shall have access to and the right to examine any directly pertinent books, documents, papers and records of the SUBCONTRACTOR until the expiration of 3 years after final payment under the Subcontract.

10.12.11. In successful execution of this Subcontract, SUBCONTRACTOR agrees to become a co- plan sponsor signatory to the Hanford Employee Welfare Trust (HEWT), and co-signatory to the Hanford Atomic Metal Trades Council (HAMTC) collective bargaining agreement.

10.12.12. In accordance with the Attachment 4 – On-Site Work Provisions, Section 3.0- Integrated Safety Management System (ISMS), Authorization Agreements (AA) will be developed, mutually agreed to, and executed between [redacted] and the SUBCONTRACTOR. The AA's are to serve as a mechanism whereb[redacted] and the SUBCONTRACTOR, jointly clarify and agree to the key conditions, expectations, and requirements for SUBCONTRACTOR to conduct work safely, effectively, efficiently and in compliance with assigned Hazard Category nuclear facilities. They will be updated annually or as required to reflect changing conditions or SUBCONTRACTOR responsibilities.

11. List of Attachments

The attachments listed below are hereby incorporated into and made a part of this Subcontract. They shall have the same force and effect as if written into the body of the subcontract. In the case of potential conflicts, the order of precedence is the language contained in the body of this Subcontract, then the List of Attachments.

Attachment No.	Title	Revision	Date
1	Statement of Work	0	03/29/2008
2	Preliminary Hazard Analysis (PHA ID:31) is to be used for general office duties performed in [redacted] controlled office facilities only. Prior to performing any activities outside of the office facility, a job hazard analysis (JHA) must be completed to cover the activities to be performed. The JHA must be approved by [redacted] Safety Representative.	N/A	12/03/2007
3	Services General Provisions – Cost Reimbursement Contract Type	0	05/27/2008
4	On-Site Work Provisions	0	12/03/2007
5	Non-Disclosure Agreement*	0	TBD

*assigned individuals will sign and return a copy of this document prior to Subcontract start date

12. Subcontractor Acknowledgement: The Parties shall acknowledge this document, as provided herein, regardless of dollar value, by signing below and returning a signed copy of this Subcontract.

13. Entire Agreement: This Subcontract contains the entire agreement between the Parties specific to the subject matter herein. This Subcontract supersedes any prior of contemporaneous oral or written agreements, commitments, understanding or communications with respect to the subject matter hereof including specifically the Teaming Agreement entered into between the Parties,

[redacted]

dated July 9, 2007. No subsequent modification to this Subcontract shall be binding upon the Parties unless reduced to writing and signed by an authorized official of the Parties sought to be bound thereby.

14. **Authorizing Signatures:**

[redacted]	Perma-Fix Environmental Services, Inc.
D. B. Cartmell	Name:
Vice President and CFO Title:	President M&EC Title:
Date: 5/27/08	Date: 5/27/08

TEMPLATE "B-2" **Attachment I**

STATEMENT OF WORK

Requisition #:________________________

Title: [redacted] Remediation Support Task

Revision Number 0
Date: 03/29/2008

Prior SOW or Revision Date: N/A

1.0 Objective:

This work is to provide administrative functions or program/project support and operation services where the products to be generated by the services are subject to control by established [redacted] program controls and review/approval processes as outlined in this SOW.

2.0 Background/Introduction:

This work provides administrative, program, project and operations support functions only.

3.0 Scope:

East Tennessee Materials & Energy Corp. Inc., a wholly owned subsidiary of Perma-Fix Environmental Services, Inc. (M&EC), will provide management, administrative, and other personnel and services as required for the accomplishment of [redacted] objectives on a Cost Reimbursement or fixed unit rate subcontract basis. Such services may include on a case by case basis at [redacted] direction, procurement of specialty services and or material/equipment when such procurement activities represents the best interest of DOE and [redacted] in the performance of work scope.

Three specific major tasks include:

Task 1: Provide support to transition period between time of DOE announcement and effective date of Contract takeover. This support will include support to Due Diligence, Extent of Condition reviews, personnel reassignments, etc. as directed by [redacted]

Task 2: Provide essential leadership support to manage subcontracted scope acceptable to [redacted] The specific positions are outlined in the Shared Resource Agreement Subcontract Section 6- Compensation. The position details are considered business sensitive until formal announcements. Additional personnel may be requested at a future date.

Task 3: Provide managed task services personnel or other corporate Affiliate Personnel to assist [redacted] in the performance of the prime contract scope on a TBD as requested negotiated basis. Individual tasks releases will be issued by [redacted] to authorize work and expenditures.

Types of Task 1 and 3 services and expertise that may be tasked to provide as requested and authorized by [redacted] includes the following [redacted] scope:

- Section C.2.2.4.3 Manage and Dispose of PFP Solid Waste: M&EC shall provide necessary operations and staff personnel necessary to accomplish work scope as directed b[redacted] project management.

- Section C.2.3.6.1 Transuranic Waste Certification: M&EC shall provide operations and staff personnel to support accomplishment of the work scope as directed b[redacted] project management.

- Section C.2.3.1 Strategic Planning and Integration: M&EC personnel shall support[redacted] efforts with data, information, and subject matter experts as a course of business in[redacted] management and performance of this work scope.

- Section C.2.3.2 Waste Support Services: M&EC shall manage and perform Waste Services functions and processes as directed and authorized b[redacted] project management. M&EC shall assure necessary qualified personnel and staff are maintained, to accomplish this work scope.

- Section C.2.3.4 Solid Low Level Waste (LLW) and Mixed Low Level Waste (MLLW) Disposal: M&EC shall provide operations and staff personnel necessary to receive and dispose of LLW and MLLW as approved and authorized b[redacted] project management.

- Section C.2.3.3 Low Level Waste/ Low Level Mixed Waste (LLW/LLMW) Treatment: M&EC shall provide personnel and operations support necessary to accomplish this work scope as directed and authorized b[redacted]roject management.

- Section C.2.3.12 Integrated Disposal Facility Authorization to Operate: M&EC shall support [redacted] management, direction, and completion of operational readiness and documentation activities necessary for IDF startup as directed and authorized by [redacted] project management.

- Section C.2.3.14 Facility Management; T-Plant Complex, Central Waste Complex (CWC), Low Level Burial Grounds (LLBGs), Environmental Restoration and Disposal Facility (ERDF), and Integrated Disposal Facility (IDF): M&EC shall operate and maintain facilities with qualified personnel and staff necessary to accomplis[redacted]ission scopes as directed by [redacted]roject management. Facilities shall be operated in accordance with [redacted] procedures and policies and applicable State and federal regulations and associated permits, licenses, and authorization agreements. M&EC shall support T Plant modifications for Sludge Storage (C.2.3.8.1), alternate TRUPACT loadout capability (C.2.3.8.2), and M-91 facility upgrades and operation (C.2.3.10) as directed and authorized b[redacted]project management. Initial scope for burial grounds includes operations of the 200 East and West Low-Level Burial Grounds and maintenance of the Integrated Disposal Facility as directed b[redacted] project management. Incorporation of the IDF into operations will be at the direction of t[redacted] as noted in section C.2.3.12. Incorporation of operation of the ERDF will be determined upon DOE notification to th[redacted] to proceed with acceptance of ERDF operations.

NOTE: Specific SUBCONTRACTOR activities associated with treatment support at the SUBCONTRACTOR's off-site facility, are excluded from this subcontract and will be addressed separately.

4.0 Deliverables:

No specific deliverables are required for Task 2.
Deliverables for the Task 1 and 3 Transition and managed task services or studies will be negotiated on a case by case basis.

5.0 Acceptance Criteria:

Work products and services provided must meet established applicable [redacted] procedures for control and review of work products.

6.0 Reserved

7.0 ESH&Q Requirements

7.1 Quality Assurance Requirements:

The subcontractor shall perform work in accordance with [redacted] Quality Assurance Program and procedures.

Subcontractor personnel shall be trained as indicated in the training profile developed by the line manager for the specific position and their assigned work. Training shall be completed prior to performing the work and training shall be documented.

7.2 Price-Anderson Amendments Act Requirements:

This 7.2 section and the General Provisions article entitled *Price-Anderson Amendments Act (PAAA)* are both determined to be applicable.

7.3 Applicable ES&H Requirements:

The Subcontractor shall perform all Subcontract work under and in accordance with [redacted] Hanford site policies, procedures, standards, and requirements. The On Site Work Provisions apply to this SOW. Preliminary hazard assessment PHA ID: 31 is to be used for general office duties performed in [redacted]-controlled office facilities only. Prior to performing any activities outside of the office facility, a job hazard analysis (JHA) must be completed to cover the activities to be performed. The JHA must be approved by a [redacted] Safety Representative.

8.0 Verification/Hold Points:

Verification/hold points will be determined for each negotiated task within this SOW.

9.0 Configuration Management Requirements:

[redacted] configuration management requirements will be follwed for each negotiated task within this SOW.

10.0 Work Location/Potential Access Requirements:

Work locations are the 200E, 200W, and 100 Areas of the Hanford Site. A DOE government badge is required. An office, computer, furniture, and office supplies will be furnished for subcontractor personnel working on the Hanford site.

11.0 Training:

HGET is mandatory training for work on Hanford Site and facility-specific training may be required. Documented required training will be included in the Integrated Training Electronic Matrix (ITEM) system.

All M&EC personnel will be trained, and maintain qualifications as required by [redacted] procedure and/or regulation.

A request form (A-6003-001), "RPP ITEM Change Request Form," will be used to add each individual to the ITEM system.

12.0 Qualifications:

Tasks 1 and 3: In accordance with regulation and [redacted] training procedures and policies..

Task 2: BA/BS degree in engineering or business with 15 years of experience desired, including **proven leadership of large complex projects. A working knowledge of radioactive/chemical waste** management and [redacted] scope is desirable.

13.0 Special Requirements:

A physical exam will be required when reporting to work and at such time that the task is completed. A fresh air mask fit may be required for limited observation access to the facilities.

Use of Government Vehicles

One or more Subcontractor employees may have access to Government-furnished vehicles while performing this statement of work. Prior to initiating work the Seller will furnish to the BTR a copy of the employee(s) valid driver's license.

Government Property

The requirement does not apply to this SOW as the subcontractor will be working on site using government-provided office/computers/furniture/office supplies, or at Subcontractor's own facility.

14.0 Reporting/Administration:

Status Reports (e.g. cost and technical) will be established by the applicable [redacted] manager of the subcontracted personnel.

An Employee Job Task Analysis (EJTA) must be completed for each Subcontractor employee working on the Hanford site prior to performing work, if not already on file with SITE OCCUPATIONAL MEDICINE CONTRACTOR. Subcontractor should provide the following information prior to starting work:

- Hanford identification number
- Subcontractor employee name
- Date of EJTA submittal to SITE OCCUPATIONAL MEDICINE CONTRACTOR.

15.0 Workplace Substance Abuse Program Requirements:

A Workplace Substance Abuse Program is required for this SOW.

16.0 Applicable Standards

The Standards will be defined upon execution of assigned management scope.

[redacted]
Hanford Group, Inc.

PRELIMINARY HAZARD ASSESSMENT FORM Attach. 2

PHA ID: 31	Date: 12/03/07	Performed By: Signature:

Brief Description: Admin functions or program support services involving general office duties in non-radiological [redacted] Contract controlled facilities.

☐	Bloodborne Pathogens	29 CFR 1910.151(b), "Medical Services and First Aid." 29 CFR 1910.1020, "Access to Employee Exposure and Medical Records." 29 CFR 1910.1030, "Bloodborne Pathogens." (S/RID)
☐	Hazard Communication Program	29 CFR 1910, Subpart Z, "Toxic and Hazardous Substances." (S/RID) 29 CFR 1910.1200(h)(3). (S/RID) 29 CFR 1926, Subpart Z, "Toxic and Hazardous Substances." (S/RID) RPP-MP-003, "Integrated Environment, Safety, and Health Management System Description for the Tank Farm Contractor."
☐	Respiratory Protection	29 CFR 1910.134, "Respiratory Protection." (Contract) 134(h)(1)(iii). (S/RID) 134(h)(3)(i)(B). (S/RID) 134(h)(3)(iv). (S/RID) 29 CFR 1926.103, "Respiratory Protection." (S/RID) ANSI Z88.2, "American National Standard for Respiratory Protection." (Contract) DOE O 440.1A, "Worker Protection Management for DOE Federal and Contractor Employees," Attachment 2, Section 18h. (S/RID)
☒	Comprehensive Ergonomics Program Plan	29 CFR 1910.5 (a), "General Duty Clause."(contract) DOE O 440.1A, "Worker Protection Management for DOE Federal and Contractor Employees." (S/RID) "Integrated Environment, Safety, and Health Program Description for the [redacted] Contractor."
☐	Industrial Hygiene Personal Monitoring Program Plan	29 CFR 1910, "General Industry Standards." (S/RID) 29 CFR 1926, "Construction Standards." (S/RID) DOE 5480.8, "Occupational Health Program." (S/RID) DOE 5480.10, "Contractor Industrial Hygiene Program," Section 9. (S/RID) "Occurrence Reporting and Processing of Operations Information." "Integrated Environment, Safety and Health System Management Plan for the [redacted] Contractor." "Safety and Health Management Program Description." [redacted] Technical Safety Requirements." "Standards/Requirements Identification Document." [redacted]ealth and Safety Plan."

PRELIMINARY HAZARD ASSESSMENT FORM Attach. 2

☐	Safety Inspections	29 CFR 1926.20(b)(2), "Accident Prevention Responsibilities." DOE Order 5483.1A, "Occupational Safety and Health Program For DOE Contractor Employees at Government-Owned Contractor-Operated Facilities." DOE Order 5480.9A, "Construction Project Safety and Health Management." "Integrated Environment, Safety and Health Management System Plan for the [redacted] Contractor." [redacted] Contractor Work Control" "Problem Evaluation Request." Public Law 91-596; 1, Section 5(a)(1). (S/RID)
☒	Control of Working Hours and Working Alone	Occupational Safety and Health Act of 1970, OSHA Section 5(a)(1). (Contract) 49 CFR Part 395.3, U.S. Department of Transportation, Federal Motor Carrier Safety Regulations, "Hours of Service of Drivers – Maximum Driving and On Duty Time." (Contract) DOE O 440.1A, "Worker Protection Management for DOE Federal and Contractor Employees," Attachment 2, Section 1. (Contract)
☐	Hearing Conservation	29 CFR 1910, "Occupational Safety and Health Standards," Subpart 95, "Occupational Noise Exposure." 29 CFR 1926, "Safety and Health Regulations for Construction," Subpart 52, "Occupational Noise Exposure." ACGIH, "Threshold Limit Values for Chemical Substances and Physical Agents and Biological Exposure Indices." DOE O 440.1A, "Worker Protection Management for DOE Federal and Contractor Employees." DOE G 440.1-1, "Worker Protection Management for DOE Federal and Contractor Employees Guide for use with DOE Order 440.1."
☐	Concrete and Masonry Construction	29 CFR 1926, Subpart Q, "Concrete and Masonry Construction." (S/RID) ANSI A 10.9 sections 11 and 29.
☐	Beryllium Program	10 CFR 850, "Chronic Beryllium Disease Prevention Program." Letter, FDH-9957106, "Initial Beryllium Characterization Report," D. L. Renberger to S. J. Veitenheimer, dated September 29, 1999.
☐	Erecting Steel Structures	29 CFR 1926, Subpart R, "Steel Erection." (S/RID)
☐	Hoisting and Rigging	DOE-RL-92-36, "Hanford Site Hoisting and Rigging Manual." (S/RID) 29 CFR 1910, "Occupational Safety and Health Standards," Subpart N, "Materials Handling and Storage." (S/RID) 29 CRF 1926, "Safety and Health Regulations for Construction." (S/RID) Subpart H, "Materials Handling, Storage, Use, and Disposal." Subpart N, "Cranes, Derricks, Hoists, Elevators, and Conveyors." Subpart W, "Rollover Protective Structures; Overhead Protection."

☐	Confined Space	OSHA, 29 CFR 1910.146, "Permit-Required Confined Spaces." (S/RID) OSHA, 29 CFR 1910.146(g)(1, 2 and 4). (S/RID)
☒	Safety Signs, Tags, Barriers, and Color Coding	29 Part 1910, "Occupational Safety and Health Administration, Department of Labor." Subpart J, "General Environmental Controls." (S/RID) 29 CFR 1910.144, "Safety Color Code for Marking Physical Hazards." 29 CFR 1910.145, "Specifications for Accident Prevention Signs and Tags." 29 Part 1926, "Safety and Health Regulations." Subpart G, "Signs, Signals, and Barricades." (S/RID) 29 CFR 1926.200, "Accident Prevention Signs and Tags."
☐	Carcinogen Control	29 CFR 1910, Subpart Z – "Toxic and Hazardous Substances." (S/RID) DOE 5480.10, "Hazard Controls." Section 9.b(3). (S/RID) Section 9.c(4)(a). (S/RID) Section 9.c(4)(b). (S/RID) Section 9.c(4)(c). (S/RID) Section 9.c(4)(e). (S/RID)
☐	Scaffolding	29 CFR 1910, "Subpart D," "Walking-Working Surfaces." (S/RID) 29 CFR 1926, "Subpart L," "Scaffold." (S/RID)
☒	Office Safety	29 CFR 1910, Subpart E. (S/RID)
☐	Storing, Using, and Handling Compressed Gasses	29 CFR 1910, Subpart G, "Occupational Health and Environmental Control." (S/RID) 29 CFR 1910, Subpart H, "Hazardous Materials." (S/RID) 29 CFR 1910, Subpart M, "Compressed Gas and Compressed Air Equipment." (S/RID) 29 CFR 1910, Subpart Q, "Welding, Cutting and Brazing." (S/RID) 29 CFR 1926, Subpart J, "Welding and Cutting." (S/RID)
☐	Elevating Work Platforms	ANSI/SIA A92.2, "Vehicle Mounted Elevating and Rotating Aerial Devices" ANSI/SIA A92.3, "Manually Propelled Elevating Work Platforms" ANSI/SIA A92.5, "Boom-Supported Elevating Work Platforms" ANSI/SIA A92.6, "Self-Propelled Elevating Work Platforms" 29 CFR 1910, "Occupational Safety and Health Administration, Department of Labor." Subpart F, "Powered Platforms, Manlifts, and Vehicle-Mounted Work Platforms." (S/RID) 1910.67, "Vehicle-Mounted Elevating and Rotating Work Platforms." 29 CFR 1926, "Safety and Health Regulations for Construction." Subpart L, "Scaffolds." (S/RID) 1926.453, "Aerial Lifts."

☐	Portable Ladders	ANSI A14.1, "Portable Wood Ladders." ANSI A14.2, "Portable Metal Ladders." ANSI A14.3, "Job-Made Ladders." ANSI A14.5, "Portable Reinforced Plastic Ladders." 29 CFR 1910, Subpart D, "Walking-Working Surfaces." (SRID) 29 CFR 1926, Subpart X, "Stairways and Ladders." (SRID) 29 CFR 1926, Subpart T, "Demolition,"1926.851 - Stairs, Passageways, and Ladders."
☐	Hand and Portable Power Tools	29 CFR 1910, Subpart P, "Hand & Portable Powered Tools & Other Hand-Held Equipment." (S/RID) 1910.242, "Hand and portable powered tools and equipment, general." 1910.243, "Guarding of portable powered tools." 1910.244, "Other portable tools and equipment." 29 CFR 1926, Subpart I, "Tools - Hand and Power." (S/RID) 1926.300, "General requirements." 1926.301, "Hand tools." 1926.302, "Power operated hand tools." 1926.303, "Abrasive wheels and tools." 1926.304, "Woodworking tools." 1926.305, "Jacks - lever and ratchet, screw and hydraulic." 1926.306, "Air receivers." 1926.307, "Mechanical power-transmission apparatus."
☐	Machine Guarding	29 CFR 1910, Subpart O, "Machinery and Machine Guarding." (S/RID) 1910.211, "Definitions." 1910.212, "General requirements for all machines." 1910.213, "Woodworking machinery requirements." 1910.215, "Abrasive wheel machinery." 1910.217, "Mechanical power presses." 1910.219, "Mechanical power-transmission apparatus." 29 CFR 1926, Subpart I, "Tools - Hand and Power." (S/RID) 1926.300, "General requirements." 1926.303, "Abrasive wheels and tools." 1926.304, "Woodworking tools." 1926.307, "Mechanical power-transmission apparatus."
☒	Safety Meetings and Communications	29 CFR 1926.21(a), "Safety Training and Education." "Integrated Environment, Safety, and Health Management System Description for the [redacted] Contractor."
☐	Laser Safety and Nonionizing Radiation	29 CFR 1910, Subpart G, "Occupational Health and Environmental Control." 29 CFR 1910.97, "Nonionizing Radiation." (S/RID) DOE O 440.1A, "Worker Protection Management for DOE Federal and Contractor Employees." (S/RID)
☐	Lead Program	29 CFR 1910, Subpart Z, "Toxic and Hazardous Substances." 29 CFR 1910.1025, "Lead (general industry)." (S/RID) 29 CFR 1926 Subpart D, "Occupational Health and Environmental Controls." 29 CFR 1926.62, "Lead Exposure (Construction)."
☐	Heat Stress Control	ACGIH, "Threshold Limit Values for Chemical Substances and Physical Agents and Biological Exposure Limits." 29 CFR 1910.120, "Hazardous Waste Operations and Emergency Response." 29 CFR 1926.10(a), "Scope of Subpart." 29 CFR 1926.65, "Hazardous Waste Operations and Emergency Response."

☐	Safety Showers and Eyewashes	29 CFR 1910, Subpart K, "Medical and First Aid." (S/RID) 29 CFR 1910.151, "Medical services and first aid."
☐	Exposure Monitoring, Reporting, and Records Management	1926, "Substance Specific Standards." (S/RID) American Conference of Governmental Industrial Hygienists (ACGIH), "Threshold Limit Values for Chemical Substances, Physical Agents and Biological Exposure Indices." (S/RID) 29 CFR 1910, "Substance Specific Standards." Subpart Z, "Toxic and Hazardous Substances." (S/RID) 29 CFR 1910.1020, "Access to Employee Exposure and Medical Records." DOE O 440.1A, "Worker Protection Management for DOE Federal and Contractor Employees," Attachment 2, section 18 d and section 19 c (1) (b). (S/RID) DOE 5480.4, "Environmental Protection, Safety, and Health Protection Standards," Attachment 2, Section 2.d.(3)(a). (S/RID) DOE 1324.2A, "Records Disposition." DOE 5000.3B, "Occurrence Reporting and Processing of Operations Information."

Hanford Group, Inc

☐	Electrical Safety	29 CFR 1910, Subpart S, "Electrical." (S/RID) 1910.302, "Electric utilization systems." 1910.303, "General requirements." 1910.304, "Wiring design and protection." 1910.305, "Wiring methods, components, and equipment for general use." 1910.306, "Specific purpose equipment and installations." 1910.307, "Hazardous (classified) locations." 1910.308, "Special systems." 1910.331, "Scope." 1910.332, "Training." 1910.333, "Selection and use of work practices." 1910.334, "Use of equipment." 1910.335, "Safeguards for personnel protection." 1910.399, "Definitions applicable to this subpart." 29 CFR 1926, Subpart K, "Electrical." (S/RID) 1926.402, "Applicability." 1926.403, "General requirements." 1926.404, "Wiring design and protection." 1926.405, "Wiring methods, components, and equipment for general use." 1926.406, "Specific purpose equipment and installations." 1926.407, "Hazardous (classified) locations." 1926.408, "Special systems." 1926.416, "General requirements." 1926.417, "Lockout and tagging of circuits." 1926.431, "Maintenance of equipment." 1926.432, "Environmental deterioration of equipment." 1926.441, "Batteries and battery charging." 1926.449, "Definitions applicable to this subpart." NFPA 70, "National Electrical Code (NEC)." NFPA 70E, "Standard for Electrical Safety Requirements fort Employee Workplace." ANSI C2, "National Electrical Safety Code." Washington Administrative Code (WAC) 296-46A, "Safety Standards - Installing Electrical Wires and Equipment – Administrative Rules." 296-401AB, "Certification of Competency for Journeyman Electricians." Revised Code of Washington (RCW) Title 19.28 "BUSINESS REGULATIONS –MISCELLANEOUS - Electricians and Electrical Installations." DOE O 440.1A, "Worker Protection Management for DOE Federal and Contractor Employees." (S/RID)
☐	Fall Protection	29 CFR 1910 Subpart D, "Walking-Working Surfaces" (SRID) 1910.23 "Guarding floor and wall openings and holes." 29 CFR 1926, Subpart M, "Fall Protection." (SRID) 1926.500, "Scope, application, and definitions applicable to this subpart." 1926.501, "Duty to have fall protection." 1926.502, "Fall protection systems criteria and practices." 1926.503, "Training requirements."
☐	Asbestos Control - Facility Management/General Industry	ANSI 9.2-1979, "Fundamentals Governing the Design and Operation of Local Exhaust Systems." 29 CFR 1910.1001, "Asbestos (General Industry)." (S/RID) Subpart Z. Section 1001(j)(7)(i). Section 1001(j)(7)(ii). 29 CFR 1926.1101, "Asbestos (Construction)."

☒	Transportation Safety	29 CFR 1910, Subpart Z, "Toxic and Hazardous Substances." (S/RID) 1910.1201, "Retention of DOT markings, placards and labels." 29 CFR 1926, "Subpart O, Motor Vehicles, Mechanized Equipment, and Marine Operations." (S/RID) 1926.600, "Equipment." 1926.601, "Motor vehicles." 1926.602, "Material handling equipment." 1926.603, "Pile driving equipment." 1926.604, "Site clearing." 29 CFR 1926, "Subpart W, Rollover Protective Structures; Overhead Protection."(S/RID) 1926.1000, "Rollover protective structures (ROPS) for material handling equipment." 1926.1001, "Minimum performance criteria for rollover protective structures for designated scrapers, loaders, dozers, graders, and crawler tractors." 1926.1002, "Protective frames (roll-over protective structures, known as ROPS) for wheeltype agricultural and industrial tractors used in construction." 1926.1003, "Overhead protection for operators of agricultural and industrial tractors." 49 CFR, "Transportation," Chapter II, Federal Railroad Administration, Department Of Transportation, Parts 211-240.
☐	Subcontractor Safety & Health Management	DOE O 440.1A, "Worker Protection Management for DOE Federal and ContractorEmployees." (S/RID)
☒	Walking/Working Surfaces	29 CFR 1910, Subpart D, "Walking-Working Surfaces." (S/RID) 1910.21, "Definitions." 1910.22, "General Requirements." 1910.23, "Guarding floor and wall openings." 1910.24, "Fixed industrial stairs." 1910.25, "Portable wood ladders." 1910.26, "Portable metal ladders." 1910.27, "Fixed ladders." 1910.28, "Safety requirements for scaffolding." 1910.29, "Manually propelled mobile ladder stands and scaffolds (towers)." 1910.30, "Other working surfaces." 29 CFR 1910, Subpart E, "Means of Egress." (S/RID) 1910.35, "Definitions." 1910.36, "General requirements." 1910.37, "Means of egress, general." 29 CFR 1926, Subpart M, "Fall Protection." (S/RID) 1926.500, "Scope, application, and definitions applicable to this subpart." 1926.501, "Duty to have fall protection." 29 CFR 1926, Subpart X, "Stairways and Ladders." (S/RID) 1926.1050, "Scope, application, and definitions applicable to this subpart." 1926.1051, "General requirements." 1926.1052, "Stairways." 1926.1053, "Ladders." 1926.1060, "Training requirements."

Hanford Group Inc

PRELIMINARY HAZARD ASSESSMENT FORM Attach. 2

☒	Occupational Medical Qualification and Monitoring	10 CFR 851 Worker Safety and Health Program 29 CFR 1910.120, "Hazardous Waste Operations and Emergency Response." (S/RID) 29 CFR 1910.151, "Medical Services and First Aid." (S/RID) DOE O 440.1A, "Worker Protection Management for DOE Federal and ContractorEmployees." (S/RID)
☐	Excavating, Trenching, and Shoring	29 CFR Part 1926, Subpart P, "Excavations." (S/RID) "Authority for 1926 Subpart P." Appendix A, "Soil Classification." Appendix B, "Sloping and Benching." Appendix C, "Timber Shoring for Trenches." Appendix D, "Aluminum Hydraulic Shoring for Trenches." Appendix E, "Alternatives to Timber Shoring." Appendix F, "Selection of Protective Systems." 29 CFR Part 1926.650, "Scope, application, and definitions applicable to this subpart." 29 CFR Part 1926.651, "Specific Excavation Requirements." 29 CFR Part 1926.652, "Requirements for Protective Systems." ANSI/ASTM D120-95, "Standard Specification For Rubber Insulating Gloves." American Public Works Association (APWA), "Excavator's Damage Prevention Guide" (1997).
☐	Personal Protection	29 CFR 1910, Subpart I, "Personal Protective Equipment." 29 CFR 1926, Subpart E, "Personal Protective and Life Saving Equipment."
☐	Asbestos Control - Construction Industry	29 CFR 1926.1101, "Asbestos (Construction)."
☐	Storing and Handling Chemicals	29 CFR 1910.1450, "Occupational Exposure to Hazardous Chemicals in Laboratories." 29 CFR 1910.1450, "Occupational Exposure to Hazardous Chemicals in Laboratories."
☒	Fire Protection Program	"RL Fire Protection Program." (S/RID) DOE O 420.1A, "Facility Safety." (S/RID)
☐	Fire Protection Design Criteria	"RL Fire Protection Program." (S/RID)
☐	Fire Protection Requirements for Construction, Occupancy and Demolition Activities	29 CFR 1926, "Safety and Health Regulations for Construction." (S/RID) Section 150(a)(4) DOE 420.1A, "Facility Safety." (S/RID) "RL Fire Protection Program." (S/RID)
☐	Fire Hazard Analysis/Facility Assessment Requirements	DOE O 420.1A, "Facility Safety." (S/RID) "Integrated Environment, Safety, and Health Management System Description for the [redacted] Contractor." "RL Fire Protection Program." (S/RID)
☐	Fire Protection System Testing, Inspection, and Maintenance	DOE O 420.1A, "Facility Safety." (S/RID) "RL Fire Protection Program." (S/RID)

☐	Hanford Fire Marshal Permits	DOE O 420.1A, "Facility Safety." (S/RID) "RL Fire Protection Program." (S/RID) National Fire Protection Association, Standard 1 (NFPA 1), "Fire Prevention Code." Uniform Fire Code (UFC), Article 80, "Hazardous Materials," 1997 edition.
☐	Controlling Hot Work	DOE O 420.1A, "Facility Safety." (S/RID). "RL Fire Protection Program." (S/RID) National Fire Protection Association, Standard 51B, "Cutting and Welding Processes."
☐	Flammable/Combustible Liquids	DOE O 420.1A, "Facility Safety." (S/RID) "RL Fire Protection Program." (S/RID)
☐	Fire Extinguishers/Fire Barriers	29 CFR 1910, "Occupational Safety and Health Standards." (S/RID) Section 157(g)(1). Section 157(g)(2). DOE O 420.1A, "Facility Safety." (S/RID) "RL Fire Protection Program." (S/RID) National Fire Protection Association, Standard 10 (NFPA 10), "Portable Fire Extinguishers." NFPA 80, "Fire Doors and Fire Windows." NFPA 101®, "Life Safety Code®."
☐	Hazardous/Waste Absorbent Material Storage	DOE O 420.1a, "Facility Safety." (S/RID) "RL Fire Protection Program." (S/RID) WAC 173-303. (S/RID) Section 395(1). Section 630(8) and (8)(a). Section 630(8)(b).
☐	Fire Protection System Winterization/Portable Heater Use	DOE O 420.1A, "Facility Safety." (S/RID) "RL Fire Protection Program." (S/RID)

[redacted]

SERVICES GENERAL PROVISIONS
Cost Reimbursement Contract Type
Attachment 3
May 27, 2008
Rev. 0

TABLE OF CONTENTS

SUBCONTRACT FLOW-DOWN REQUIREMENTS 2
DEFINITIONS 2
ARTICLE 1.0 CONTRACT TYPE 3
1.1 Cost Plus Fixed Fee 3
1.2 Cost Plus Incentive Fee 3
1.3 Cost Reimbursement – No Fee 5
ARTICLE 2.0 ORDER OF PRECEDENCE 5
ARTICLE 3. 0 TERMS OF PAYMENT 5
3.1 General Invoice Requirements 5
3.2 Small Business Concerns 7
3.3 Final Indirect Cost Rates 7
3.4 Quick-Closeout Procedures 8
3.5 Audit 8
3.6 Final Payment 8
3.7 Cash Discounts 9
3.8 Limitation of Cost 9
3.9 Reimbursement of Travel Expenses 9
3.10 Identification of Uncompensated Overtime 11
3.11 Accruals 11
3.12 Taxes 11
3.13 Right to Offset 12
3.14 Interest Payment 12
ARTICLE 4.0 OBLIGATIONS OF SUBCONTRACTOR 12
4.1 Independent Contractor 12
4.2 Authorization for Lower-Tier Subcontracting* 12
4.3 Right of Access* 12
4.4 SUBCONTRACTOR Responsibility* 12
4.5 SUBCONTACTOR Certification* 13
4.6 SUBCONTRACTOR Assignment* 13
4.7 SUBCONTRACTOR Communications* 13
4.8 Organizational Conflicts of Interest* 13
4.9 Inspection of Services* 13
4.10 Final Acceptance 14
4.11 Non-Conformance Reports (NCRs) 14
4.12 PriceAnderson Amendments Act (PAAA) 14
4.13 Indemnification* 14
4.14 Limitation of Liability* 15
4.15 Codes, Laws, and Regulations* 16
4.16 Foreign Ownership, Control, and Influence* 16
4.17 Publicity* 17
4.18 Key Personnel 17
4.19 Suspension of Work* 18

4.20 Suspect and Counterfeit Items* 18
4.21 SUBCONTRACTOR Generated Documentation 18
4.22 Acquisition of Real Property 18
4.23 Management of SUBCONTRACTOR-Held Government-Owned Property* 19
4.24 Holiday and Work Schedules 21
4.25 SUBCONTRACTOR's Personnel and Notification 21
ARTICLE 5.0 OBLIGATIONS OF [redacted] 22
5.1 Changes 22
5.2 Technical Representative Responsibilities 22
ARTICLE 6.0 GENERAL LEGAL PROVISIONS 23
6.1 Confidential and Proprietary Information 23
6.2 Claims for Extra Work 23
6.3 Assignment 24
6.4 Termination 24
6.5 Governing Law 25
6.6 Severability and Survival 25
6.7 Authorization to Proceed 25
6.8 No Third-Party Beneficiaries 25
6.9 Arbitration 25
6.10 Disputes 25
6.11 Waiver 26
6.12 Gratuities 26
6.13 Interpretation 26
ARTICLE 7.0 SUPPLEMENTAL TERMS AND CONDITIONS 26
7.1 Federal Acquisition Regulation (48 CFR Chapter 1) Clauses and Department of Energy Acquisition Regulation (48 CFR Chapter 9) Clauses 26

SUBCONTRACT FLOW-DOWN REQUIREMENTS

SUBCONTRACTOR shall bind all lower-tier Subcontractors, regardless of tier level, to the provisions of this Subcontract where indicated with an asterisk (*) as a required flow down or as stated in the provision's text.

DEFINITIONS

Whenever used in this document, the following definitions shall apply unless the content indicates otherwise:

Authorized Procurement Representative – The term "authorized procurement representative" shall be a [redacted] person with authority to enter into and administer Subcontracts and make related determinations and findings. These individuals are identified with the associated authority in the body of the Subcontract.

Buyer's Technical Representative (BTR) – The term "Buyer's Technical Representative (BTR)" means the individual responsible for providing technical direction to the SUBCONTRACTOR. The BTR does not possess any explicit, apparent or implied authority to modify Subcontract terms and conditions.

[redacted] – The term [redacted] means [redacted] Company.

Government – The term "Government" shall mean the United States of America and includes the U.S. Department of Energy (DOE) Richland Operations Office (RL), or any duly authorized representative thereof, including the [redacted] Administrative Contracting Officer (ACO).

Lower-Tier Subcontractors - The term "lower-tier Subcontractors" refers to companies or individuals with whom the SUBCONTRACTOR has purchase orders and rental agreements for materials or equipment, and other services not performed directly by the SUBCONTRACTOR under this Subcontract.

[redacted]

SERVICES GENERAL PROVISIONS
Cost Reimbursement Contract Type
Attachment 3
May 27, 2008
Rev. 0

SUBCONTRACTOR – The term SUBCONTRACTOR refers to the company, person or organization, including all lower-tier Subcontractors, performing Work under this Subcontract.

Subcontract – The term Subcontract shall mean this Subcontract or Purchase Order between [redacted] Company [redacted] and SUBCONTRACTOR including its terms, conditions, clauses, provisions, written direction and instructions, releases, and documents.

Services – The term "services" shall mean labor, direction of labor, production of technical information, consulting services or any other services furnished by SUBCONTRACTOR and its lower-tier Subcontractors within the scope of this Subcontract.

Work – The term "Work" includes all material, labor, tools, and all appliances, machinery, and transportation, necessary to perform and complete the Subcontract's requirements, and such additional items not specifically indicated or described that can be reasonably inferred as required to complete the Subcontract.

ARTICLE 1.0 CONTRACT TYPE

Cost Reimbursement Contract Type: The contract type is identified and provided on the face of this Subcontract. The provisions that pertain to the contract type identified will be the basis for performance administration. [redacted] will make payments to the SUBCONTRACTOR in amounts determined to be allowable by [redacted] in accordance with Federal Acquisition Regulation (FAR) Subpart 31.2 in effect on the date of this Subcontract and the terms of this Subcontract.

1.1 Cost Plus Fixed Fee

A. Fixed Fee Value: [redacted] shall pay the SUBCONTRACTOR for performing this Subcontract the fixed fee specified in the Compensation Schedule in accordance with Federal Acquisition Regulation (FAR) 52.216-8 (March 1997).

B. Fixed Fee Payment: Payment of the fixed fee shall be made as specified in the Compensation Schedule; provided, that after payment of 85 percent of the fixed fee, [redacted] may withhold further payment of fee until a reserve is set aside in an amount that [redacted] considers necessary to protect [redacted] interest. This reserve shall not exceed 15 percent of the total fixed fee, or $100,000, whichever is less. [redacted] shall release 75 percent of all fee withholds under this Subcontract after receipt of the certified final indirect cost rate proposal covering the year of physical completion of this Subcontract, provided the SUBCONTRACTOR has satisfied all other Subcontract terms and conditions, including the submission of the final patent and royalty reports, and is not delinquent in submitting final invoices on prior years' settlements. [redacted] may release up to 90 percent of the fee withholds under this Subcontract based on the SUBCONTRACTOR's past performance related to the submission and settlement of final indirect cost rate proposals.

1.2 Cost Plus Incentive Fee

A. Incentive Fee Value: [redacted] shall pay the SUBCONTRACTOR for performing this Subcontract a fee determined as provided in this Subcontract.

B. Target Cost and Target Fee: The target cost and target fee specified in the Compensation Schedule are subject to adjustment if the Subcontract is modified based on equitable adjustment.

1. **Target Cost**, as used in this Subcontract, means the estimated cost of this Subcontract as initially negotiated, adjusted in accordance with paragraph (D) below.

2. **Target Fee**, as used in this Subcontract, means the fee initially negotiated on the assumption that this Subcontract would be performed for a cost equal to the estimated cost initially negotiated, adjusted in accordance with paragraph (D) of this clause.

C. Withholding of Fee Payment: Normally, [redacted] shall pay the fee to the SUBCONTRACTOR as specified in the Subcontract. However, when [redacted] considers that performance or cost indicates that the SUBCONTRACTOR will not achieve target, [redacted] shall pay on the basis of an appropriate lesser fee. When the SUBCONTRACTOR demonstrates that performance or cost clearly indicates that the SUBCONTRACTOR will earn a fee significantly above the target fee, [redacted] may, at the sole discretion of [redacted] pay on the basis of an appropriate higher fee. After payment of 85 percent of the applicable fee, [redacted] may withhold further payment of fee until a reserve is set aside in an amount that

[redacted] considers necessary to protect [redacted] interest. This reserve shall not exceed 15 percent of the applicable fee, or $100,000, whichever is less. [redacted] shall release 75 percent of all fee withholds under this Subcontract after receipt of the certified final indirect cost rate proposal covering the year of physical completion of this Subcontract, provided the SUBCONTRACTOR has satisfied all other Subcontract terms and conditions, including the submission of the final patent and royalty reports, and is not delinquent in submitting final invoices on prior years' settlements. [redacted] may release up to 90 percent of the fee withholds under this Subcontract based on the SUBCONTRACTOR's past performance related to the submission and settlement of final indirect cost rate proposals.

D. Equitable Adjustments: When the scope of work under this Subcontract is increased or decreased by an amendment to this Subcontract or when any equitable adjustment in the target cost is authorized under any other clause, equitable adjustments in the target cost, target fee, minimum fee, and maximum fee, as appropriate, shall be stated in an amendment to this Subcontract.

E. Fee Payable:

1. The fee payable under this Subcontract shall be in accordance with the Compensation Schedule.

2. The fee shall be subject to adjustment, to the extent provided in paragraph (D) above, and within the minimum and maximum fee limitations in subparagraph (1) of this clause, when the total allowable cost is increased or decreased as a consequence of (i) payments made under assignments or (ii) claims excepted from the release as required.

3. If this Subcontract is terminated in its entirety, the portion of the target fee payable shall not be subject to an increase or decrease as provided in this paragraph. The termination shall be accomplished in accordance with other applicable clauses of this Subcontract.

4. For the purpose of fee adjustment, "total allowable cost" shall not include allowable costs arising out of:

   a. Any of the causes covered by excusable delays to the extent that they are beyond the control and without the fault or negligence of the SUBCONTRACTOR or any lower-tier Subcontractor;

   b. The taking effect, after negotiating the target cost, of a statute, court decision, written ruling, or regulation that results in the SUBCONTRACTOR being required to pay or bear the burden of any tax or duty or rate increase in a tax or duty;

   c. Any direct cost attributed to the SUBCONTRACTOR's involvement in litigation as required by [redacted] pursuant to a clause of this Subcontract, including furnishing evidence and information requested pursuant to the Notice and Assistance Regarding Patent and Copyright Infringement provision;

   d. The purchase and maintenance of additional insurance not in the target cost and required by [redacted], or claims for reimbursement for liabilities to third persons pursuant to the Insurance Liability to Third Persons clause;

   e. Any claim, loss, or damage resulting from a risk for which the SUBCONTRACTOR has been relieved of liability by the Government Property clause; or

   f. Any claim, loss, or damage resulting from a risk defined in the Subcontract as unusually hazardous or as a nuclear risk and against which the Government has expressly agreed to indemnify the SUBCONTRACTOR.

5. All other allowable costs are included in "total allowable cost" for fee adjustment.

F. Subcontract Modification: The total allowable cost and the adjusted fee determined as provided in this provision shall be evidenced by an amendment to this Subcontract signed by the SUBCONTRACTOR and [redacted]

G. Inconsistencies. In the event of any language inconsistencies between this clause and provisioning documents or [redacted] options under this Subcontract, compensation for spare parts or other supplies and services ordered under such documents shall be determined in accordance with this provision.

1.3 Cost Reimbursement – No Fee

A. Fee Payable: [redacted] shall not pay the SUBCONTRACTOR a fee for performing this Subcontract.

B. Withholding of Cost: After payment of 80 percent of the total estimated cost shown in the Subcontract, [redacted] may withhold further payment of allowable cost until a reserve is set aside in an amount that [redacted] considers necessary to protect CH2M HILL's interest. This reserve shall not exceed one percent of the total estimated cost shown in the Subcontract, or $100,000, whichever is less.

In a Subcontract for research and development with an educational institution or a nonprofit organization, for which [redacted] has determined that withholding of a portion of allowable costs is not required, paragraph (B) of the basic clause is not applicable..

ARTICLE 2.0 ORDER OF PRECEDENCE

In the event of a discrepancy among any of the Subcontract terms, conditions, clauses, provisions, written direction and instructions, and documents (collectively, the 'Subcontract'), the following order of precedence shall govern resolution: (i) [redacted]'s written Subcontract, modifications/amendments, direction, and instructions; (ii) Special Provisions; (iii) Services General Provisions; (iv) Statement of Work ('SOW'); (v) Technical Specifications; and (vi) Drawings.

Nothing recited above shall be construed as superseding or deleting any applicable statute, rule, ordinance, or regulation (collectively, the 'Laws'). In the event of a conflict with Laws, the specific conflicting term of the Subcontract shall be considered null and without effect, Laws shall govern. All remaining terms unaffected by said Laws should continue in force.

ARTICLE 3.0 TERMS OF PAYMENT

3.1 General Invoice Requirements

A. Invoice Submission Requirements: Original invoices and supporting documentation shall be submitted no more than once a month per calendar month to [redacted] Accounts Payable organization at the address below:

[redacted]
Accounts Payable Mail Stop: TBD
[redacted]

Email electronic invoices to: [redacted]

B. Invoice Payment Terms: SUBCONTRACTOR shall prepare and submit no more than semi-monthly, all invoices in a form satisfactory to and approved by [redacted] Except to the extent expressly stated elsewhere in this Subcontract, the invoice is payable fifteen (15) calendar days after receipt by [redacted] of a properly marked and submitted invoice. Discounts are expected for earlier payments and shall be specifically incorporated in the Subcontract. All unit pricing and payments made shall be in United States dollars only, in the forms of cash, check or electronic transfer as may be agreed upon. Remittance will be made only to the remittance address on file for the SUBCONTRACTOR. Invoices from third parties or with different remittance instructions or addresses will not be processed. Invoices may be submitted electronically, if in an acceptable format. All invoice requirements still apply to electronic invoices.

C. Invoice Certification: Submittal of an invoice constitutes SUBCONTRACTOR's certification that materials, work and/or services have been delivered as specified on the invoice in accordance with the Subcontract.

D. Separate Invoice Requirements: Each Subcontract or Subcontract Release shall be invoiced separately.

E. Minimum Invoice Requirements: The invoice shall identify the following information:

- SUBCONTRACTOR's name, invoice number, and Subcontract number, and Release number.
- SUBCONTRACTOR's name and telephone number of a representative available to respond to invoice questions.
- The total amount due for the billing period (this amount shall be separate from cumulative amounts or subtotals included on the invoice).
- A cost summary identifying all cost elements being invoiced with all indirect cost (rate) allocations clearly identified.
- A synopsis of services performed during the billing period.
- A corresponding description of each item billed and the associated amount.

F. Provisional Indirect Billing Rates: Until final annual indirect cost rates are established for any period, [redacted] shall reimburse the SUBCONTRACTOR at provisional billing rates established by [redacted] or the Contracting Officer or by an authorized representative (the cognizant auditor), subject to adjustment when the final indirect rates are established. These provisional indirect billing rates:

- Shall be the anticipated final rates; and
- May be prospectively or retroactively revised by mutual agreement, at either party's request, to prevent substantial overpayment or underpayment.

G. Reimbursement of Costs: Reimbursable costs will be determined allowable by [redacted] in accordance with Federal Acquisition Regulation (FAR) Subpart 31.2 in effect on the date of this Subcontract and the terms of this Subcontract..

1. For the purpose of reimbursing costs (except as provided in subparagraph (2) below, with respect to pension, deferred profit sharing, and employee stock ownership plan contributions), the term "costs" includes only:

   a. Those recorded costs that, at the time of the request for reimbursement, the SUBCONTRACTOR has paid by cash, check, or other form of actual payment for items or services purchased directly for the Subcontract;

   b. When the SUBCONTRACTOR is not delinquent in paying costs of Subcontract performance in the ordinary course of business, costs incurred, but not necessarily paid, for:

      i. Materials issued from the SUBCONTRACTOR's inventory and placed in the production process for use on the Subcontract;

      ii. Direct labor;

      iii. Direct travel;

      iv. Other direct in-house costs; and

      v. Properly allocable and allowable indirect costs, as shown in the records maintained by the SUBCONTRACTOR for purposes of obtaining reimbursement under Government contracts; and

   c. The amount of progress payments that have been paid to the SUBCONTRACTOR's lower-tier Subcontractors under similar cost standards.

2. SUBCONTRACTOR contributions to any pension or other postretirement benefit, profit-sharing or employee stock ownership plan funds that are paid quarterly or more often may be included in indirect costs for payment purposes; Provided, that the SUBCONTRACTOR pays the contribution to the fund within 30 days after the close of the period covered. Payments made 30 days or more after the close of a period shall not be included until the SUBCONTRACTOR actually makes the payment. Accrued costs for such contributions that are paid less often than

quarterly shall be excluded from indirect costs for payment purposes until the SUBCONTRACTOR actually makes the payment.

3. Not withstanding the audit and adjustment of invoices or vouchers allowable indirect costs under this Subcontract shall be obtained by applying indirect cost rates established in accordance with the section titled *Provisional Indirect Billing Rates*.

4. Any statements in specifications or other documents incorporated in this Subcontract by reference designating performance of services or furnishing of materials at the SUBCONTRACTOR's expense or at no cost to [redacted] or the Government shall be disregarded for purposes of cost-reimbursement under this clause.

H. Rejection of Invoices: Any invoice submitted, which fails to comply with the terms of this Subcontract, including the requirements of form and documentation, may be returned to the SUBCONTRACTOR. Any costs associated with the resubmission of a proper invoice shall be to SUBCONTRACTOR's account.

I. Withholding Invoice Payments: [redacted] may, at its sole discretion, withhold payment due for, but not limited to, the following reasons:

- Substandard Work or delays in the Work not corrected promptly.
- Evidence that a claim has been or will be filed against SUBCONTRACTOR.
- Evidence that lower tier Subcontractor's or suppliers have not been properly paid.
- Failure to provide accrual reports by the 15th of each month as specified in the Subcontract provisions

3.2 Small Business Concerns

Upon receiving written approval from [redacted], a small business concern may be paid more frequently than the cited payment terms and may invoice and be paid for recorded costs for items or services purchased directly for the Subcontract, even though the concern has not yet paid for those items or services.

3.3 Final Indirect Cost Rates

Final annual indirect cost rates and the appropriate bases shall be established in accordance with Subpart 42.7 of the Federal Acquisition Regulations (FAR) in effect for the period covered by the indirect cost rate proposal.

The SUBCONTRACTOR shall, within 180 days after the expiration of each of its fiscal years, or by a later date approved by [redacted] submit to the authorized procurement representative responsible for negotiating its final indirect cost rates and, if required by agency procedures, to the cognizant audit activity proposed final indirect cost rates for that period and supporting cost data specifying the Subcontract and/or Subcontract to which the rates apply. The proposed rates shall be based on the SUBCONTRACTOR's actual cost experience for that period. The appropriate authorized procurement representative or Government representative and SUBCONTRACTOR shall establish the final indirect cost rates as promptly as practicable after receipt of the SUBCONTRACTOR's proposal.

The SUBCONTRACTOR and the appropriate authorized procurement representative or Government representative shall execute a written understanding setting forth the final indirect cost rates. The understanding shall specify (i) the agreed-upon final annual indirect cost rates, (ii) the bases to which the rates apply, (iii) the periods for which the rates apply, (iv) any specific indirect cost items treated as direct costs in the settlement, and (v) the affected Subcontract, identifying any with advance agreements or special terms and the applicable rates. The understanding shall not change any monetary ceiling, Subcontract obligation, or specific cost allowance or disallowance provided for in this Subcontract. The understanding is incorporated into this Subcontract upon execution.

Failure by the parties to agree on a final annual indirect cost rate shall be a dispute within the meaning of the Disputes provision.

3.4 Quick-Closeout Procedures

Quick-closeout procedures are applicable when the conditions in Federal Acquisition Regulation (FAR) 42.708(a) are satisfied.

3.5 Audit

At any time or times before final payment, [redacted] may have the SUBCONTRACTOR's invoices or vouchers and statements of cost audited. Any payment may be (1) reduced by amounts found by [redacted] not to constitute allowable costs or (2) adjusted for prior overpayments or underpayments.

3.6 Final Payment

The SUBCONTRACTOR shall submit a completion invoice or voucher, designated as such, promptly upon completion of the Work, but no later than one year (or longer, as the authorized procurement representative may approve in writing) from the completion date. Upon approval of that invoice or voucher, and upon the SUBCONTRACTOR'S compliance with all terms of this Subcontract, the [redacted] shall promptly pay any balance of allowable costs and that part of the fee (if any) not previously paid.

The SUBCONTRACTOR shall pay to [redacted] any refunds, rebates, credits, or other amounts (including interest, if any) accruing to or received by the SUBCONTRACTOR or any assignee under this Subcontract, to the extent that those amounts are properly allocable to costs for which [redacted] has reimbursed the SUBCONTRACTOR. Reasonable expenses incurred by the SUBCONTRACTOR for securing refunds, rebates, credits, or other amounts shall be allowable costs if approved by the authorized procurement representative. Before final payment under this Subcontract, the SUBCONTRACTOR and each assignee whose assignment is in effect at the time of final payment shall execute and deliver --

A. An assignment to [redacted], in form and substance satisfactory to [redacted], of refunds, rebates, credits, or other amounts (including interest, if any) properly allocable to costs for which the SUBCONTRACTOR has been reimbursed by [redacted] under this Subcontract; and

B. A release discharging [redacted] and the Government, their officers, agents, and employees from all liabilities, obligations, and claims arising out of or under this Subcontract, except:

   1. Specified claims stated in exact amounts, or in estimated amounts when the exact amounts are not known;

   2. Claims (including reasonable incidental expenses) based upon liabilities of the SUBCONTRACTOR to third parties arising out of the performance of this Subcontract; provided, that the claims are not known to the SUBCONTRACTOR on the date of the execution of the release, and that the SUBCONTRACTOR gives notice of the claims in writing to [redacted] within 6 years following the release date or notice of final payment date, whichever is earlier; and

   3. Claims for reimbursement of costs, including reasonable incidental expenses, incurred by the SUBCONTRACTOR under the patent clauses of this Subcontract, excluding, however, any expenses arising from the SUBCONTRACTOR'S indemnification of the Government against patent liability.

C. Any invoice submitted, which fails to comply with the terms of this Subcontract, including the requirements of form and documentation, may be returned to SUBCONTRACTOR. Any costs associated with the resubmission of a proper invoice shall be to SUBCONTRACTOR's account. Final payment shall not relieve the SUBCONTRACTOR of any obligation under this Subcontract.

D. [redacted] may, at its sole discretion, withhold payment due for, but not limited to, the following reasons:

   - Substandard work or delays in the Work not corrected promptly.
   - Evidence that a claim has been or will be filed against SUBCONTRACTOR

- Evidence that lower-tier Subcontractors have not been properly paid.

3.7 Cash Discounts

Cash discounts will apply from the date a correct, properly supported invoice is received by [redacted].

3.8 Limitation of Cost

The parties estimate that performance of this Subcontract, exclusive of any fee, will not cost [redacted] more than (1) the estimated cost specified in the Subcontract or, (2) if this is a cost-sharing Subcontract [redacted]'s share of the estimated cost specified in the Subcontract. The SUBCONTRACTOR agrees to use its best efforts to perform the Work specified in the Subcontract and all obligations under this Subcontract within the estimated cost, which, if this is a cost-sharing Subcontract, includes both [redacted] and the SUBCONTRACTOR share of the cost.

The SUBCONTRACTOR shall notify [redacted] in writing whenever it has reason to believe the authorized cost limitation will be exceeded. This SUBCONTRACTOR notification shall be completed when (1) the estimated costs the SUBCONTRACTOR expects to incur under this Subcontract in the next 60 days, when added to all costs previously incurred, will exceed 75 percent of the estimated cost specified in the Subcontract; or (2) the total cost for the performance of this Subcontract, exclusive of any fee, will be either greater or substantially less than had been previously estimated. As part of the notification, the SUBCONTRACTOR shall provide [redacted] a revised estimate of the total cost of performing this Subcontract.

Except as required by other provisions of this Subcontract, specifically citing and stated to be an exception to this clause: [redacted] is not obligated to reimburse the SUBCONTRACTOR for costs incurred in excess of (i) the estimated cost specified in the Subcontract or, (ii) if this is a cost-sharing Subcontract, the estimated cost to [redacted] specified in the Subcontract.

The SUBCONTRACTOR is not obligated to continue performance under this Subcontract (including actions under the Termination clause of this Subcontract) or otherwise incur costs in excess of the estimated cost specified in the Subcontract, until [redacted] (i) notifies the SUBCONTRACTOR in writing that the estimated cost has been increased and (ii) provides a revised estimated total cost of performing this Subcontract. If this is a cost-sharing Subcontract, the increase shall be allocated in accordance with the formula specified in the Subcontract.

No notice, communication, or representation in any form other than that specified above, or from any person other than [redacted], shall affect this Subcontract's estimated cost to [redacted]. In the absence of the specified notice, [redacted] is not obligated to reimburse the SUBCONTRACTOR for any costs in excess of the estimated cost or, if this is a cost-sharing Subcontract, for any costs in excess of the estimated cost to [redacted] specified in the Subcontract, whether those excess costs were incurred during the course of the Subcontract or as a result of termination.

If the estimated cost specified in the Subcontract is increased, any costs the SUBCONTRACTOR incurs before the increase that are in excess of the previously estimated cost shall be allowable to the same extent as if incurred afterward, unless [redacted] issues a termination or other notice directing that the increase is solely to cover termination or other specified expenses.

Change orders shall not be considered an authorization to exceed the estimated cost to [redacted] specified in the Subcontract, unless they contain a statement increasing the estimated cost.

If this Subcontract is terminated or the estimated cost is not increased, [redacted] and the SUBCONTRACTOR shall negotiate an equitable distribution of all property produced or purchased under the Subcontract, based upon the share of costs incurred by each party.

3.9 Reimbursement of Travel Expenses

When authorized as part of the Statement of Work, the SUBCONTRACTOR will be reimbursed travel expenses incurred in performance provided that the expenses are for costs incurred for lodging, meals, and incidental expenses considered reasonable, allowable, and allocable to the extent that they do not exceed the maximum per diem rates in effect at the time of travel as set forth in *Federal Travel Regulations* (FTR) for travel within the 48 states. The following are links for referencing the travel guidelines.

Federal Travel Regulations

Additional guidance can be referenced through the Joint Travel Regulations (JTR) for travel in Alaska, Hawaii, the Commonwealth of Puerto Rico, and territories and possessions of the United States; or the Standardized Regulations (SR) for travel allowances in foreign areas.

A per diem will be paid to SUBCONTRACTOR employees only who are assigned to a project site for twelve (12) months (365 days) or less. SUBCONTRACTOR employees assigned to a project for more than sixty (60) days will be expected to vacate hotel lodging and move into residential accommodations.

A. Short-Term Assignments: Per diem and lodging will be paid in accordance with the rates established by the Federal Travel Regulations unless otherwise specified in this Subcontract. Home visits for less than four (4) consecutive weeks of assignment (on travel status) are not authorized.

B. Temporary Work Assignments (Sixty (60) Days or Less): Expenses associated with temporary work assignments that are sixty (60) days or less will be reimbursed under the following guidelines

1. Transportation Other than Airline: Reimbursement of transportation costs will be at the current FTR per mile rate, for travel made by automobile, or actual fares for other public conveyance, reasonably incurred by SUBCONTRACTOR's personnel in traveling by the shortest and most direct route from his/her home office to (Hanford Site) Richland, Washington, or to other such locations and return, at the request of [redacted] When travel is by automobile the most direct route shall be determined in accordance with the Rand McNally Standard Distance Chart. Local mileage costs while at the Hanford Site will not be reimbursed, unless specifically authorized by [redacted]

2. Transportation by Airline: Every effort shall be made to plan required travel to obtain the lowest fares available. Actual receipts must document all airfare costs being invoiced under this Subcontract.

3. Car Rental: Compact or intermediate size cars are to be used as a first choice. Should a compact or intermediate size vehicle not be available, use of a more expensive vehicle must include a certification by the employee of the effort made to obtain the compact or intermediate vehicle. Actual receipts must document all car rental and fuel costs.

4. Lodging: Lodging will be reimbursed at the current FTR rate or at the actual cost if less than the allowable FTR rate. Actual receipts must document all lodging costs being invoiced under this Subcontract.

5. Meals and Incidental Expenses (M&IE): M&IE will be reimbursed at a flat rate per day; not to exceed the limits specified for the geographical location in the FTR. The daily living expense (M&IE) shall be prorated per the FTR during the first and last day of travel, inclusive of weekend trips home. Weekend stay-over(s) are paid when continued work is required during the following week.

C. Temporary Work Assignments – More Than Sixty (60) Days, But Less Than Three Hundred Sixty-five (365) Days. Effective the sixty-first day of the work assignment, the following modifications become effective: [redacted] will pay a reduced per diem rate of $30 per day to compensate lodging/subsistence expenses. Receipts will not be required for lodging/subsistence while under the reduced per diem rate allowance.

Instead of using a rental car, a SUBCONTRACTOR owned vehicle may be used if determined to be more cost effective. However, shipping cost and arrangements must be pre-approved by the authorizedprocurement representative. [redacted] assumes no liability for accidents when SUBCONTRACTOR owned or rental vehicles are used.

One trip home, to the primary residence, after each four (4) consecutive weeks of assignment (on travel status) to the Subcontract will be reimbursed when approved in advance by [redacted] as follows:

- Fourteen (14) day advanced coach airfare via the most direct route in accordance with FTR guidelines. If the project work assignment or an urgent situation prevents the SUBCONTRACTOR employee from obtaining the fourteen- (14) day airfare; approval must be obtained from [redacted]. If a personal vehicle is used to return

to the primary residence, mileage and lodging will be paid at the current FTR rates, not to exceed the fourteen (14) day advance airfare rate.

- While traveling and at home, per-diem expenses are not reimbursable.
- The trips home are neither "bankable," transferable nor cumulative.

D. Work Assignments - Three Hundred Sixty-five (365) Days and Over: Unless pre-approved by [redacted], work assignments of more than three hundred sixty-five (365) consecutive days are considered permanent. Any incurred travel and living expenses, after three hundred sixty-five (365) consecutive days, are not reimbursable without written pre-approval from [redacted]. This provision shall also apply to SUBCONTRACTOR's employees who transfer to another Subcontract. The number of consecutive days for a transferred employee shall not restart with the new Subcontract but shall continue from the original Subcontract assignment date.

3.10 Identification of Uncompensated Overtime

Uncompensated overtime means the hours worked without additional compensation in excess of an average of 40 hours per week by direct charge employees who are exempt from the Fair Labor Standards Act. Compensated personal absences such as holidays, vacations, and sick leave shall be included in the normal work week for purposes of computing uncompensated overtime hours.

The SUBCONTRACTOR's reporting of uncompensated overtime must be consistent with its established accounting practices used to accumulate and report uncompensated overtime hours.

3.11 Accruals

The SUBCONTRACTOR shall provide monthly to Accounts Payable an estimate of the total billable cost from inception of the Subcontract through the current calendar month end. This information must be provided by email (preferred), fax, or mail by the 15th of each month. This data must be provided for each Subcontract release until all payments are received and the Subcontract is complete.

Email: TBD

Fax: TBD

Mailing Address:

[redacted]

ATTN: Accounts Payable / MSIN H6-09

[redacted]

Monthly Subcontract-to-Date Cost Estimate Form can be obtained at the following Internet Address:

TBD

3.12 Taxes

The SUBCONTRACTOR shall collect the applicable Washington State sales or use tax from [redacted], unless the SUBCONTRACTOR obtains a Direct Pay Permit from [redacted]. All other Federal, State, county, municipal or other taxes not excluded by the Washington State Department of Revenue Direct Pay Permit must be included in the Subcontract amount. If as a result of this Subcontract, the SUBCONTRACTOR becomes eligible for Washington State Business and Occupation Tax Credit for Research and Development spending, the SUBCONTRACTOR shall take such tax credit and assign such tax credit to [redacted]. If the SUBCONTRACTOR applies for the Washington State Business and Occupation Tax Credit for Research and Development spending, the SUBCONTRACTOR shall notify [redacted]. The SUBCONTRACTOR shall fully cooperate with [redacted] in any tax audits, tax assessment reviews, or tax challenges.

3.13 Right to Offset

[redacted] without waiver or limitation of any rights or remedies o[redacted] shall be entitled from time to time to deduct from any amounts due or owing by [redacted] to SUBCONTRACTOR in connection with this Subcontract (or any other Subcontract with [redacted], any and all amounts owed by SUBCONTRACTOR to [redacted] or the Government in connection with this Subcontract.

3.14 Interest Payment

No interest is payable to SUBCONTRACTOR for any claim it may have, except that specifically imposed by a court of competent jurisdiction on any judgment, and then only from the date of the entry of judgment.

ARTICLE 4.0 OBLIGATIONS OF SUBCONTRACTOR

4.1 Independent Contractor

SUBCONTRACTOR is an independent contractor and shall maintain complete control of and responsibility for its employees, lower-tier Subcontractors, and agents. SUBCONTRACTOR shall also be solely responsible for the means and methods for carrying out the Work and for the safety of its employees. Nothing contained in this Subcontract shall be construed to create any employer-employee relationship between SUBCONTRACTOR's employees and [redacted] or to create a contractual relationship between the Government and SUBCONTRACTOR.

4.2 Authorization for Lower-Tier Subcontracting*

SUBCONTRACTOR shall not further Subcontract performance of all or any portion of the Work under this Subcontract, except as disclosed in the SUBCONTRACTOR's proposal, without first notifying [redacted] and obtaining [redacted] written acceptance (consent) for subcontracting the Work and approval of the lower-tier Subcontractor.

4.3 Right of Access*

[redacted], its Clients, or agents shall have the right to inspect and evaluate SUBCONTRACTOR's facilities at any time during the procurement process and performance (from Subcontract award through final payment). [redacted], its Clients, or agents shall have the right of access to lower-tier Subcontractors for the purpose of verifying the quality of their Work. Access to lower-tier Subcontractors shall be coordinated through the SUBCONTRACTOR and verification may be performed jointly with the SUBCONTRACTOR.

4.4 SUBCONTRACTOR Responsibility*

SUBCONTRACTOR agrees that it is as fully responsible to [redacted] for the acts and omissions of its lower-tier Subcontractors and of persons either directly or indirectly employed by them as it is for the acts and omissions of persons directly employed by SUBCONTRACTOR. SUBCONTRACTOR shall not be relieved of its responsibility for the Work by virtue of any lower-tier Subcontracts it may place regardless of [redacted] acceptance of such lower-tier Subcontract.

The SUBCONTRACTOR is responsible for the quality of work, material, and equipment supplied under the term of this Subcontract. SUBCONTRACTOR management and employees are expected to learn from experience, prevent adverse operating incidents, and share good work practices and lessons learned. The SUBCONTRACTOR shall be responsible for assuring that all lower-tier Subcontractors implement adequate quality and process control commensurate with importance to safety, cost, schedule, and success of the program, of the products supplied or services rendered. All applicable technical and quality requirements imposed by this Subcontract shall be flowed down to lower-tier Subcontractors through appropriate procurement documents. The SUBCONTRACTOR retains the responsibility for the quality of all work, material, and equipment provided by lower-tier Subcontractors.

The SUBCONTRACTOR shall hold a pre-fabrication conference with [redacted] prior to starting fabrication of items by SUBCONTRACTOR and/or its lower-tier Subcontractors.

Nothing contained in this Subcontract will be construed to create any contractual relationship between any lower-tier Subcontractor and [redacted].

4.5 SUBCONTACTOR Certification*

SUBCONTRACTOR will provide certification that the lower-tier Subcontractor has the necessary permits and licenses for the Work to be performed. The SUBCONTRACTOR guarantees that its lower-tier Subcontractors will comply fully with the terms of this Subcontract applicable to the portion of the Work performed. If any portion of the Work, which has been subcontracted by the SUBCONTRACTOR, and is not, performed in accordance with this Subcontract, on request by [redacted], the lower-tier Subcontractor will be replaced at no additional cost to [redacted] and will not be employed again on the Subcontract unless so authorized by [redacted].

4.6 SUBCONTRACTOR Assignment*

SUBCONTRACTOR shall include a provision in every lower-tier Subcontract that authorizes assignment of such lower-tier Subcontracts to [redacted] without requiring further consent from such lower-tier Subcontractors.

4.7 SUBCONTRACTOR Communications*

[redacted], shall have the right from time to time to contact lower-tier Subcontractors, upon notification of the SUBCONTRACTOR, to discuss the lower-tier Subcontractor's progress.

4.8 Organizational Conflicts of Interest*

SUBCONTRACTOR warrants that, to the best of its knowledge and belief, and except as otherwise disclosed, that the SUBCONTRACTOR has disclosed all such relevant information to [redacted], prior to award of this Subcontract and that there are no facts which could give rise to an organizational conflict of interest during the Work's performance.

4.9 Inspection of Services*

A. The SUBCONTRACTOR shall provide and maintain an inspection system acceptable to [redacted], covering the services under this Subcontract. Complete records of all inspection work performed by the SUBCONTRACTOR shall be maintained and made available to [redacted] during subcontract performance and for as long afterwards as the Subcontract requires.

B. [redacted] has the right to complete inspections and tests on all services called for by the Subcontract, to the extent practicable at all places and times during the performance of the Subcontract. [redacted] shall perform inspections and tests in a manner that will not unduly delay the work.

C. If any of the services performed do not conform to Subcontract requirements, [redacted] may require the SUBCONTRACTOR to perform the services again in conformity with Subcontract requirements, for no additional fee. When the defects in services cannot be corrected by re-performance, [redacted] may --

   1. Require the SUBCONTRACTOR to take necessary action to ensure that future performance conforms to Subcontract requirements; and

   2. Reduce any fee payable under the subcontract to reflect the reduced value of the services performed.

D. If the SUBCONTRACTOR fails to promptly perform the services again or take the action necessary to ensure future performance in conformity with Subcontract requirements, [redacted] may --

   1. By Subcontract or otherwise, perform the services and reduce any fee payable by an amount that is equitable under the circumstances; or

2. Terminate the Subcontract for default.

4.10 Final Acceptance

When the SUBCONTRACTOR deems the Work fully completed, including satisfactory completion of such inspections, tests and documentation as are specified in this Subcontract, the SUBCONTRACTOR shall, within ten (10) working days, give a written notice specifying the Work completed and the date it was completed. Within thirty (30) calendar days after receipt of the notice, [redacted] shall inspect the Work and shall either reject the Work and specify defective or uncompleted portions of the Work, or shall give the SUBCONTRACTOR written acceptance of the Work either for the purpose of final payment only, or for the purposes of final payment and acceptance.

In the event [redacted] rejects the Work and specifies defective or uncompleted portions of the Work, SUBCONTRACTOR shall, within five (5) working days, provide for [redacted] review and approval, a schedule detailing when all defects will be corrected and/or when the Work will be completed and shall proceed to remedy such defective and uncompleted portions of the Work. Thereafter, the SUBCONTRACTOR shall again give [redacted] a written notice of completing the Work, specifying a new date for the completion of the Work based upon the date such defective or uncompleted portions of the Work were corrected. The foregoing procedure shall apply again and successively thereafter until [redacted] has given SUBCONTRACTOR written final acceptance for purposes of final payment.

Any failure by [redacted] to inspect or to reject the Work or to reject SUBCONTRACTOR's notice of completion as set forth above, shall not be deemed to be final acceptance of the Work for any purpose by [redacted] nor imply acceptance of, or agreement with, said notice.

4.11 Non-Conformance Reports (NCRs)

Nonconformance Reports (NCRs) generated by SUBCONTRACTOR, sub-tier subcontractors and suppliers of items with the proposed disposition of "Use as is" or "Repair" shall be submitted for approval to [redacted] Design Authority, Engineering, and Quality Assurance before SUBCONTRACTOR initiates any remedial action on the nonconformance.

4.12 PriceAnderson Amendments Act (PAAA)

As a government Prime Contractor providing nuclear safety-related services to the Department of Energy, [redacted] is required by contract to comply with the nuclear safety rules contained in the following regulations:

- 10 CFR 820, *Procedural Rules for DOE Nuclear Activities*,
- 10 CFR 830, *Nuclear Safety Management*,
- 10 CFR 835, *Occupational Radiation Protection*, and
- 10 CFR 708, *Contractor Employee Protection*.

If specified in the Subcontract, one or more of the nuclear safety regulations identified above have been determined to apply to this Work and therefore compliance is incumbent upon the SUBCONTRACTOR. The SUBCONTRACTOR will flow down these PAAA requirements to its lower-tier Subcontractors for Work performed under this Subcontract.

The SUBCONTRACTOR will accurately, completely, and voluntarily report the nature and actions taken in response to any non-compliance with the nuclear safety rules to the [redacted] Director, via the authorized procurement representative, and will take prompt and comprehensive corrective action to prevent recurrence.

4.13 Indemnification*

SUBCONTRACTOR agrees to defend, indemnify and hold harmless [redacted] and the Government, the affiliated companies of each, and all of their directors, officers, employees, agents and representatives, from and against:

A. Any claim, demand, cause of action, liability, loss or expense arising by reason of SUBCONTRACTOR's failure to comply with any law, ordinance, regulation, rule or order. This clause includes, but is not limited to, fines or penalties by Government authorities and claims arising from SUBCONTRACTOR's actual or asserted failure to pay taxes.

B. Any claim, demand, cause of action, liability, judgment or damages arising from actual or asserted violation or infringement of rights in any patent, copyright, proprietary information, trade secret or other property right caused or alleged to be caused by the use or sale of goods, materials, equipment, methods, processes, designs or information, including construction methods, construction equipment and temporary construction facilities, furnished by SUBCONTRACTOR or its lower-tier Subcontractors in performance of the Work. Should any goods or services provided by SUBCONTRACTOR become, or appear likely to become, the subject of a claim of infringement of a patent, copyright or other property right, SUBCONTRACTOR shall, at [redacted] option, either procure for [redacted] and the Government the right to continue using such goods or services, replace same with equivalent, non-infringing goods or services, or modify the goods or services so that the use thereof becomes non-infringing, provided that any such modification or replacement is of equal quality and provides equal performance to the infringing good or services.

C. Any claim, demand, cause of action, liability, judgment or damages arising from SUBCONTRACTOR's negligence or acts or omissions which results in injury to or death of persons (including employees of [redacted] the Government, SUBCONTRACTOR and SUBCONTRACTOR's lower-tier Subcontractors) or results in damage to or loss of property (including the property of [redacted] or the Government). SUBCONTRACTOR's defense and indemnity obligations hereunder include claims and damages arising from non-delegable duties of [redacted] or arising from use by SUBCONTRACTOR of construction equipment, tools, scaffolding or facilities furnished to SUBCONTRACTOR by [redacted] or the Government.

D. Any claim, demand, cause of action, liability, judgment or damages arising out of any act or omission by SUBCONTRACTOR that results in contamination, pollution, or public or private nuisance.

E. SUBCONTRACTOR's defense and indemnity obligations shall include the duty to reimburse any attorney's fees and expenses incurred by [redacted] or the Government for legal action to enforce SUBCONTRACTOR's indemnity obligations.

F. In the event that the indemnity provisions in this Subcontract are contrary to the law governing this Subcontract, then the indemnity obligations applicable hereunder shall be construed to be to the fullest extent allowable by applicable law.

G. With respect to claims by employees of SUBCONTRACTOR or its lower-tier Subcontractors, the indemnity obligations created under this clause shall not be limited by the existence of, amount, or type of benefits or compensation, payable by or for SUBCONTRACTOR, its lower-tier Subcontractors or suppliers under any workers compensation, disability benefits, or other employee benefits acts or regulations, and SUBCONTRACTOR, specifically and knowingly, waives any limitation of liability arising from workers' compensation or such other acts or regulations.

4.14 Limitation of Liability°

Except to the extent that the SUBCONTRACTOR is expressly responsible under this Subcontract for deficiencies in the services required to be performed under the Subcontract (including any materials furnished in conjunction with those services), the SUBCONTRACTOR shall not be liable for loss of or damage to property of the Government that (1) occurs after [redacted] acceptance of services performed under this Subcontract and (2) results from any defects or deficiencies in the services performed or materials acceptably furnished.

The limitation of liability shall not apply when a defect or deficiency in, or [redacted] acceptance of, services performed or materials furnished results from willful misconduct or lack of good faith on the part of any of the SUBCONTRACTOR's managerial personnel. The term "SUBCONTRACTOR's Managerial Personnel", as used in this clause, means the SUBCONTRACTOR's directors, officers, and any of the SUBCONTRACTOR's managers, superintendents, or equivalent representatives who have supervision or direction of:

- All or substantially all of the SUBCONTRACTOR's business;

- All or substantially all of the SUBCONTRACTOR's operations at any one plant, laboratory, or separate location at which the Subcontract is being performed; or
- A separate and complete major industrial operation connected with the performance of the Subcontract.

If the SUBCONTRACTOR carries insurance, or has established a reserve for self-insurance, covering liability for loss or damage suffered by the Government or [redacted] through the SUBCONTRACTOR's performance of services or furnishing of material under this Subcontract, the SUBCONTRACTOR shall be liable to the Government or [redacted] to the extent of such insurance or reserve, for loss of or damage to property of the Government occurring after [redacted] acceptance of, and resulting from any defects and deficiencies, in services performed or materials furnished under this Subcontract.

The SUBCONTRACTOR shall include this provision, including this paragraph, supplemented as necessary to reflect the relationship of the subcontracting parties, in all lower-tier Subcontracts over $25,000.*

4.15 Codes, Laws, and Regulations*

SUBCONTRACTOR shall comply strictly with local, municipal, state, federal and governmental laws, orders, codes and regulations applicable to SUBCONTRACTOR's operations in the performance of the Subcontract. Prior to offering the item or service for acceptance, the SUBCONTRACTOR shall verify and document that the item or service being furnished complies with the procurement requirements. Where required by code, regulation, or Subcontract requirement, documentary evidence that items conform to procurement documents shall be available at the facility site prior to installation or use.

SUBCONTRACTOR shall not, under any circumstances apply to or enter into negotiations with any governmental authority or agency for acceptance of variations from or revisions to safety, health, or environmental laws or regulations relating to this Subcontract or to the performance thereof, without [redacted] prior written approval.

SUBCONTRACTOR shall not, under any circumstances, cause or permit, in connection with the Subcontract to be performed hereunder, the discharge, emission or release of any hazardous substance and/or waste, pollutant, contaminant or other substance in violation of any applicable laws, rules or regulations which are now or hereafter promulgated by any governmental authorities having jurisdiction over the Subcontract. SUBCONTRACTOR shall comply with all regulatory requirements applicable to the Work performed under this Subcontract and shall be responsible for compliance with all hazardous waste, health and safety, notice, training, and environmental protection laws, rules, regulations and requirements. "Hazardous waste" includes all substances, which are or may be identified as such in applicable Federal or State laws and regulations. SUBCONTRACTOR shall submit to [redacted] material safety data sheets (OSHA Form 20) as required by applicable regulation.

As an inducement to award of this Subcontract, SUBCONTRACTOR warrants full compliance and that it will adhere to all applicable project hazardous waste procedures and, if necessary, obtain or arrange for, at its expense and in accordance with the terms of this Subcontract, all identification numbers, permits, applications and other requirements in connection with the Work. SUBCONTRACTOR agrees that it will not store any hazardous wastes at the jobsite for periods in excess of ninety (90) days or in violation of the applicable jobsite storage limitations imposed by law, the Government or [redacted], whichever shall be more restrictive. SUBCONTRACTOR further agrees that it will not permit any accumulation in excess of the small quantity generator exclusion of 40 CFR, Part 261, or other applicable laws, as amended. SUBCONTRACTOR agrees to take, at its expense, all actions necessary to protect third parties, including without limitation, employees and agents of the Government and [redacted] from any exposure to, or hazards of, hazardous and/or toxic wastes or substances generated or utilized in SUBCONTRACTOR's operations. SUBCONTRACTOR agrees to report to the appropriate governmental agencies all discharges, releases and spills of hazardous substances and/or wastes required to be reported by law and to immediately notify [redacted] of the same.

4.16 Foreign Ownership, Control, and Influence*

For purposes of this provision, a foreign interest is defined as any of the following:

- A foreign government or foreign government agency;
- Any form of business enterprise organized under the laws of any country other than the United States or its possessions;

- Any form of business enterprise organized or incorporated under the laws of the United States, or a State or other jurisdiction within the United States, which is owned, controlled, or influenced by a foreign government, agency, firm, corporation or person; or
- Any person who is not a United States citizen.

Foreign ownership, control, or influence (FOCI) means the situation where the degree of ownership, control, or influence over a SUBCONTRACTOR by a foreign interest is such that a reasonable basis exists for concluding that compromise of classified information or special nuclear material, as defined in 10 CFR Part 710, may result.

The SUBCONTRACTOR shall immediately provide [redacted] written notice of any changes in the extent and nature of FOCI over the SUBCONTRACTOR's status. Further, notice of changes in ownership or control, which are required to be reported to the Securities and Exchange Commission, the Federal Trade, Commission, or the Department of Justice, shall also be furnished concurrently to [redacted].

In those cases where a SUBCONTRACTOR has changes involving FOCI, [redacted] must determine whether the changes will pose an undue risk to the common defense and security. In making this determination, [redacted] shall consider proposals made by the SUBCONTRACTOR to avoid or mitigate foreign influences.

If [redacted] at any time determines that the SUBCONTRACTOR is, or is potentially, subject to FOCI, the SUBCONTRACTOR shall comply with such instructions as [redacted] shall provide in writing to safeguard any classified information or significant quantity of special nuclear material.

The SUBCONTRACTOR agrees to insert terms that conform substantially to the language of this provision including this paragraph in all lower-tier Subcontracts under this Subcontract that will require access to classified information or a significant quantity of special nuclear material. Information to be provided by a lower-tier Subcontractor pursuant to this provision may be submitted directly to [redacted].

Information submitted by the SUBCONTRACTOR or any affected lower-tier Subcontractor as required pursuant to this provision shall be treated by [redacted] to the extent permitted by law, as business or financial information submitted in confidence to be used solely for purposes of evaluating FOCI.

The requirements of this provision are in addition to the requirement that a SUBCONTRACTOR obtain and retain the security clearances required by the Subcontract. This provision shall not operate as a limitation on [redacted] rights, including its rights to terminate this Subcontract.

[redacted] may terminate this Subcontract for default either if the SUBCONTRACTOR fails to meet obligations imposed by this provision (e.g., provide the information required by this provision, comply with [redacted] instructions about safeguarding classified information, or make this provision applicable to lower-tier Subcontractors) or if, in [redacted] judgment, the SUBCONTRACTOR creates a FOCI situation in order to avoid performance or a termination for default. [redacted] may terminate this Subcontract for convenience if the SUBCONTRACTOR becomes subject to FOCI and for reasons other than avoidance of performance of the Subcontract, cannot, or chooses not to, avoid or mitigate the FOCI problem.

4.17 Publicity*

SUBCONTRACTOR will not disclose the nature of its Work under this Subcontract or engage in any other publicity or public media disclosures with respect to this Subcontract without the prior written consent of [redacted].

4.18 Key Personnel

Certain SUBCONTRACTOR employees may be designated as Key Personnel in this Subcontract. The SUBCONTRACTOR agrees those individuals determined to be key individuals will not be changed or reassigned without the written agreement of [redacted] If any of the designated key personnel become unavailable for assignment for Work under this Subcontract, the SUBCONTRACTOR, with the prior approval of [redacted], will replace the employee with an individual substantially equal in abilities or qualifications.

4.19 Suspension of Work*

The authorized procurement representative may order the SUBCONTRACTOR, in writing, to suspend, delay, or interrupt all or any part of the Work of this Subcontract for the period of time that the authorized procurement representative determines appropriate for the convenience of [redacted]. The notice of suspension shall specify the date of suspension and the estimated duration of the suspension. Such suspensions under this Subcontract shall not exceed one hundred eighty (180) consecutive calendar days each nor in aggregate more than two hundred seventy (270) calendar days.

Upon receiving any such notice of suspension, the SUBCONTRACTOR shall promptly suspend further performance of the Work to the extent specified, and during the period of such suspension shall properly care for and protect all Work in progress and materials, supplies and equipment that the SUBCONTRACTOR has on hand for performance of the Work. Upon the request of [redacted], the SUBCONTRACTOR shall promptly deliver to [redacted], copies of outstanding Subcontracts of the SUBCONTRACTOR, and shall take such action relative to such Subcontracts as may be directed by [redacted]. The SUBCONTRACTOR shall use its best efforts to utilize its material, labor, and equipment in such a manner as to mitigate costs associated with the suspension.

[redacted] may at any time withdraw the suspension of Work as to all or part of the suspended Work by written notice to the SUBCONTRACTOR specifying the effective date and scope of withdrawal, and the SUBCONTRACTOR shall resume diligent performance of the Work for which the suspension is withdrawn on the specified effective date of withdrawal.

If the performance of all or any part of the Work exceeds the suspension days specified in this provision, an adjustment shall be made for any increase in the cost of performance of this Subcontract (excluding profit) necessarily caused by the unreasonable suspension, delay, or interruption, and the Subcontract shall be modified in writing accordingly. However, no adjustment shall be made under this provision for any suspension, delay, or interruption to the extent that performance would have been so suspended, delayed, or interrupted by any other cause, including the fault or negligence of the SUBCONTRACTOR, or for which an equitable adjustment is provided for or excluded under any other provision of this Subcontract. The SUBCONTRACTOR shall not be entitled to any profits or any damages because of such suspension or withdrawals of suspension.

4.20 Suspect and Counterfeit Items*

[redacted] reserves the right to question and/or require SUBCONTRACTOR to certify and/or furnish proof regarding the quality, authenticity, application, or fitness for use of the items supplied by the SUBCONTRACTOR under this Subcontract. The SUBCONTRACTOR shall establish and implement appropriate measures to prevent the procurement and incorporation of suspect and counterfeit parts into the deliverable for this subcontract. In addition, the SUBCONTRACTOR shall report the discovery of suspect and counterfeit items in sufficient details to establish all circumstances relative to the occurrence.

Any items furnished as part of this Subcontract and which have been previously found by [redacted], the Department of Energy, or the Department of Commerce to be counterfeit or which are listed by the Department of Commerce to be suspect will be deemed, without more proof, to be subject to the above requirement of further proof or certification. [redacted] also reserves the right to question the circumstances and make available a report of any such review to the Government. All costs associated with conducting inquiries into and reporting on, components determined to be counterfeit, shall be recovered by [redacted] from the SUBCONTRACTOR.

4.21 SUBCONTRACTOR Generated Documentation

Documents that furnish evidence of the quality of items and/or activities affecting quality are considered quality assurance records and shall be prepared and controlled in accordance with approved procedures. Submittal of these documents to [redacted] shall be accomplished as specified in the Statement of Work, specification, or other Subcontract documents.

4.22 Acquisition of Real Property

Notwithstanding any other provision of this Subcontract, the SUBCONTRACTOR will obtain prior approval from the authorized procurement representative when, in performance of this Subcontract, the SUBCONTRACTOR acquires or proposes to acquire

use of real property by lease when the Government will ultimately assume the liability for, or will otherwise pay for the obligation under the lease as a reimbursable Subcontract cost.

4.23 Management of SUBCONTRACTOR-Held Government-Owned Property*

This provision specifies requirements which Government Furnished Property (GFP) is either provided or purchased in accomplishing the Work under this Subcontract.

A. [redacted] reserves the right to furnish any property or services required for the performance of the Work under this Subcontract.

B. Except as otherwise provided by the authorized procurement representative, title to all materials, equipment, supplies, and tangible personal property of every kind and description purchased by the SUBCONTRACTOR, for the cost of which the SUBCONTRACTOR is entitled to be reimbursed as a direct item of cost under this Subcontract, shall pass directly from the vendor to the Government. [redacted] reserves the right to inspect, and to accept or reject, any item of such property. The SUBCONTRACTOR shall make such disposition of rejected items as the authorized procurement representative shall direct. Title to other property, the cost of which is reimbursable to the SUBCONTRACTOR under this Subcontract, shall pass to and vest in the Government upon (1) issuance for use of such property in the performance of this Subcontract, or (2) commencement of processing or use of such property in the performance of this Subcontract, or (3) reimbursement of the cost thereof by [redacted] whichever first occurs. Property furnished by the [redacted], and property purchased by the SUBCONTRACTOR, title to which vests in the Government, under this paragraph are hereinafter referred to as Government property. Title to Government property shall not be affected by the incorporation of the property into or the attachment to any property not owned by the Government, nor shall such Government property or any part, be or become a fixture or lose its identity by reason of affixation to any realty.

C. To the extent directed by the authorized procurement representative, the SUBCONTRACTOR shall identify Government property coming into the SUBCONTRACTOR's possession or custody, by marking and segregating in such a way, satisfactory to [redacted], as shall indicate its ownership by the Government.

D. The SUBCONTRACTOR shall make such disposition of Government property which has come into the possession or custody of the SUBCONTRACTOR under this Subcontract as the authorized procurement representative may direct during the progress of the Work or upon completion or termination of this Subcontract. The SUBCONTRACTOR may, upon such terms and conditions as the [redacted] authorized procurement representative may approve, sell, or exchange such property, or acquire such property at a price agreed upon by the authorized procurement representative and the SUBCONTRACTOR as the fair value thereof. The amount received by the SUBCONTRACTOR as the result of any disposition, or the agreed fair value of any such property acquired by the SUBCONTRACTOR, shall be applied in reduction of costs allowable under this Subcontract or shall be otherwise credited to account to [redacted], as the authorized procurement representative may direct. Upon completion of the work or the termination of this Subcontract, the SUBCONTRACTOR shall render an accounting, as prescribed by the authorized procurement representative, of all Government property which had come into the possession or custody of the SUBCONTRACTOR under this Subcontract.

E. Management of Property and Classified Materials:

1. The SUBCONTRACTOR shall take all reasonable precautions, and such other actions as may be directed by the authorized procurement representative, or in the absence of such direction, in accordance with sound business practice, to safeguard and protect Government property in the SUBCONTRACTOR 's possession or custody.

2. In addition, the SUBCONTRACTOR shall ensure that adequate safeguards are in place, and adhered to, for the handling, control and disposition of high-risk property and classified materials throughout the life cycle of the property and materials consistent with the policies, practices and procedures for property management contained in the Federal Property Management regulations (41 CFR chapter 101), the Department of Energy Property Management regulations (41 CFR chapter 109), and other applicable regulations.

3. High-risk property is property, the loss, destruction, damage to, or the unintended or premature transfer of which could pose risks to the public, the environment, or the national security interests of the United States. High-risk property includes proliferation sensitive, nuclear related dual use, export controlled, chemically or radioactively contaminated, hazardous, and specially designed and prepared property, including property on the militarily critical technologies list.

F. Risk of Loss of Government Property:

1. The SUBCONTRACTOR shall not be liable for the loss or destruction of, or damage to, Government property unless such loss, destruction, or damage was caused by any of the following:
   a. Willful misconduct or lack of good faith on the part of the SUBCONTRACTOR's managerial personnel;
   b. Failure of the SUBCONTRACTOR's managerial personnel to take all reasonable steps to comply with any appropriate written direction of the authorized procurement representative to safeguard such property under this provision; or
   c. Failures of the SUBCONTRACTOR managerial personnel to establish, administer, or properly maintain an approved property management system in accordance with this provision.
2. If, after an initial review of the facts, the authorized procurement representative informs the SUBCONTRACTOR that there is reason to believe that the loss, destruction of, or damage to the Government property results from conduct falling within one of the categories set forth above, the burden of proof shall be upon the SUBCONTRACTOR to show that the SUBCONTRACTOR should not be required to compensate [redacted] for the loss, destruction, or damage.
3. In the event that the SUBCONTRACTOR is determined liable for the loss, destruction or damage to Government property in accordance with this provision, the SUBCONTRACTOR's compensation to [redacted] shall be determined as follows:
   a. For damaged property, the compensation shall be the cost of repairing such damaged property, plus any costs incurred for temporary replacement of the damaged property. However, the value of repair costs shall not exceed the fair market value of the damaged property. If a fair market value of the property does not exist, the authorized procurement representative shall determine the value of such property, consistent with all relevant facts and circumstances.
   b. For destroyed or lost property, the compensation shall be the fair market value of such property at the time of such loss or destruction, plus any costs incurred for temporary replacement and costs associated with the disposition of destroyed property. If a fair market value of the property does not exist, the authorized procurement representative shall determine the value of such property, consistent with all relevant facts and circumstances.
4. The SUBCONTRACTOR shall not be reimbursed for, and shall not include as an item of overhead, the cost of insurance or of any reserve covering risk of loss or destruction of, or damage to, Government property, except to the extent that the authorized procurement representative may have expressly required the SUBCONTRACTOR to carry such insurance under another provision of this Subcontract.

G. Steps to be Taken in Event of Loss:

In the event of any damage, destruction, or loss to Government property in the possession or custody of the SUBCONTRACTOR with a value above the threshold set out in the SUBCONTRACTOR's approved property management system, the SUBCONTRACTOR:

1. Shall immediately inform the authorized procurement representative of the occasion and extent thereof,
2. Shall take all reasonable steps to protect the property remaining, and
3. Shall repair or replace the damaged, destroyed, or lost property in accordance with the written direction of the authorized procurement representative. The SUBCONTRACTOR shall take no action prejudicial to the right of [redacted] to recover therefore, and shall furnish to [redacted] on request, all reasonable assistance in obtaining recovery.

H. Government property shall be used only for the performance of this Subcontract.

I. Property Management:

1. Property Management System:
   a. The SUBCONTRACTOR shall establish, administer, and properly maintain an approved property management system of accounting for and control, utilization, maintenance, repair, protection, preservation, and disposition of Government property in its possession under the Subcontract. The SUBCONTRACTOR's property management system shall be submitted to the authorized procurement representative for approval and shall be maintained and administered in accordance with sound business practice, applicable Federal Property Management regulations and

Department of Energy Property Management regulations, and such directives or instructions which the authorized procurement representative may from time to time prescribe.

b. In order for a property management system to be approved, it must provide for:
   i. Comprehensive coverage of property from the requirement identification, through its life cycle, to final disposition;
   ii. Employee personal responsibility and accountability for Government-owned property;
   iii. Full integration with the SUBCONTRACTOR's other administrative and financial systems; and
   iv. A method for continuously improving property management practices through the identification of best practices established by "best in class" performers.

c. Approval of the SUBCONTRACTOR's property management system shall be contingent upon the completion of the baseline inventory as provided in this provision.

2. Property Inventory:
   a. Unless otherwise directed by the authorized procurement representative, the SUBCONTRACTOR shall within six (6) months after execution of the Subcontract provide a baseline inventory covering all items of Government property.
   b. If the SUBCONTRACTOR is succeeding another Subcontractor in the performance of this Subcontract, the SUBCONTRACTOR shall conduct a joint reconciliation of the property inventory with the predecessor Subcontractor. The SUBCONTRACTOR agrees to participate in a joint reconciliation of the property inventory at the completion of this Subcontract. This information will be used to provide a baseline for the succeeding Subcontract as well as information for closeout of the predecessor Subcontract.

J. The term "SUBCONTRACTOR's managerial personnel" as used in this provision means the SUBCONTRACTOR's directors, officers and any of its managers, superintendents, or other equivalent representatives who have supervision or direction of:
   1. All or substantially all of the SUBCONTRACTOR's business; or
   2. All or substantially all of the SUBCONTRACTOR's operations at any one facility or separate location to which this Subcontract is being performed; or
   3. A separate and complete major industrial operation in connection with the performance of this Subcontract; or
   4. A separate and complete major construction, alteration, or repair operation in connection with performance of this Subcontract; or
   5. A separate and discrete major task or operation in connection with the performance of this Subcontract.

K. The SUBCONTRACTOR shall include this provision in all time and material or cost reimbursable lower-tier Subcontracts.

4.24 Holiday and Work Schedules

Daily work schedules and facility operations are NOT uniform among Hanford Site Contractors. In addition, some organizations and facilities observe alternate Friday closures. Accordingly, BEFORE scheduling deliveries, the SUBCONTRACTOR shall make specific schedule arrangements for the delivery of materials with the authorized procurement representative, Facility Manager, Delivery Warehouse Manager, or Building Manager, etc. The authorized procurement representative will not be liable for the cost of any delays, demurrage, layover, extra travel days, etc. which result from SUBCONTRACTOR's failure to obtain a specific schedule in advance. Current Hanford Site Facility Closure days are: New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day (and following Friday), Christmas Eve and Christmas Day.

4.25 SUBCONTRACTOR's Personnel and Notification

Any employee of the SUBCONTRACTOR deemed by [redacted], in their sole judgment, to be objectionable shall be removed from the job-site immediately upon authorized procurement representative request and shall be promptly replaced by the SUBCONTRACTOR at no extra expense to [redacted] The SUBCONTRACTOR shall nevertheless retain all authority and control over its employees, including responsibility for all costs arising from providing reasonable accommodations for its employees.

Upon verbal or written notification by the authorized procurement representative that a SUBCONTRACTOR employee's services are no longer required under this Subcontract, the SUBCONTRACTOR shall notify the impacted employee within twenty-four (24) hours of receiving authorized procurement representative notification. The SUBCONTRACTOR then shall confirm in writing within twenty-four (24) hours to the authorized procurement representative that notification has been given to the impacted employee.

If requested by the authorized procurement representative, The SUBCONTRACTOR shall furnish [redacted], with the names and addresses of lower-tier Subcontractors and others who have performed or are performing the Work under this Subcontract.

4.26 Permits, Licenses, and Fees

SUBCONTRACTOR will obtain and pay for all applicable permits and licenses required by law that are associated with the Work.

ARTICLE 5.0 OBLIGATIONS OF CH2M HILL

5.1 Changes

The Work shall be subject to change by additions, deletions or revisions thereto by [redacted]. The SUBCONTRACTOR will be notified of such changes by receipt of additional and/or revised drawings, specifications, exhibits or other written notification.

The SUBCONTRACTOR shall submit to [redacted], within ten (10) working days after receipt of notice of a change, a detailed proposal with supporting calculations and pricing for the change together with any requested adjustments in the schedule. The pricing shall be itemized as required by [redacted] and shall be in sufficient detail to permit an analysis of all labor, material and equipment and shall cover all Work involved in the change, whether such Work was deleted, added or modified. Amounts related to Subcontracts shall be supported in similar detail. In addition, if the proposal includes a time extension, justification therefore shall also be furnished.

The SUBCONTRACTOR shall not perform changes in the Work until [redacted], has approved in writing the change and any adjustment in the schedule for performance of the Work. Upon receiving such written approval from [redacted], the SUBCONTRACTOR shall diligently perform the change in strict accordance with the Subcontract.

Notwithstanding the paragraph above, the authorized procurement representative may expressly authorize the SUBCONTRACTOR in writing to perform the change prior to approval by [redacted] The SUBCONTRACTOR shall not suspend performance of the Subcontract during the review and negotiation of any change, except as may be directed by [redacted] pursuant to the "Suspension of Work" provision.

The SUBCONTRACTOR shall not comply with verbally directed changes to the Work. If the SUBCONTRACTOR believes that any oral notice or instruction received from [redacted], will involve a change in the cost, time to perform or integrity of Work, the SUBCONTRACTOR shall require that the notice or instruction be given in writing by the authorized procurement representative. Any costs incurred by SUBCONTRACTOR to perform verbally directed changes shall be the SUBCONTRACTOR's responsibility, and the SUBCONTRACTOR waives any and all rights to a claim from [redacted] for such costs or additional time to perform the Work as a result of compliance by the SUBCONTRACTOR with such verbally directed changes.

5.2 Technical Representative Responsibilities

[redacted] has elsewhere in this Subcontract designated the Buyer's Technical Representative (BTR). The BTR is responsible for monitoring and providing technical guidance for this Subcontract and should be contacted regarding questions or problems of a technical nature. The BTR is also responsible for appropriate surveillance of the SUBCONTRACTOR while on the Hanford-site. In no event, however, will an understanding or agreement, modification, change order, or any deviation from the terms of this Subcontract be effective or binding upon [redacted] unless formalized by proper Subcontract documents executed by the authorized procurement representative prior to completion of this Subcontract. On all matters that pertain to Subcontract terms, the SUBCONTRACTOR shall contact the authorized procurement representative specified within the Subcontract. When in the opinion of the SUBCONTRACTOR, the BTR requests or directs efforts outside the existing scope of the Subcontract; the

SUBCONTRACTOR shall promptly notify the authorized procurement representative in writing. No action shall be taken by the SUBCONTRACTOR until the authorized procurement representative has issued an appropriate modification to the Subcontract.

ARTICLE 6.0 GENERAL LEGAL PROVISIONS

6.1 Confidential and Proprietary Information

[redacted] possesses information of a confidential and proprietary nature about businesses, products, services, and processes of [redacted] and the Government. This information, which relates to designs, technical experience, classified information, software, processing systems, databases, financial and other data, intellectual property including trade secrets, customers and vendors, personnel records, research, development, inventions, construction plans, manufacturing, engineering, accounting, bid data, sales and marketing including Subcontract terms, and any information generated pursuant to Work performed in accordance with the Subcontract (collectively, Confidential Information), constitutes a commercial asset of considerable value to [redacted] and the Government. SUBCONTRACTOR shall use such Confidential Information only for the purpose of performing Work in accordance with the Subcontract and not disclose such Confidential Information to any other person (including the media for purposes of publicity), partnership, venture, firm, Government, or corporation without the express written direction of [redacted] or the Government, as appropriate. SUBCONTRACTOR further shall make all reasonable efforts to require its employees and any others, including lower-tier Subcontractors, to maintain such Confidential Information in strictest confidence.

Confidential Information shall not include the following:

- Information that is acquired by SUBCONTRACTOR from others who have no confidential commitment to [redacted] or the Government; or
- Information that is part of the public domain or becomes, without fault or participation of SUBCONTRACTOR, part of the public domain, by publication or otherwise; or
- Information that is in SUBCONTRACTOR's possession prior to [redacted] or the Government's disclosure to it; or
- Information that is developed independently by SUBCONTRACTOR; or
- Information that is required to be publicly disclosed under operation of law, for which SUBCONTRACTOR will provide at least five (5) days notice to [redacted] or the Government, as appropriate, before disclosure.

All drawings, specifications, prints, financial and other data, and any other written or electronically encoded materials (collectively, 'Documentation') furnished by [redacted] and the Government to SUBCONTRACTOR shall remain [redacted] property. In addition, all documentation developed by SUBCONTRACTOR in the performance of Work in accordance with the Subcontract shall become [redacted]s property. Upon completion of Work, SUBCONTRACTOR shall either destroy or return such documentation and any other Confidential Information reduced to tangible or electronic form, including copies thereof, to [redacted], unless [redacted] provides written direction to do otherwise.

Nothing contained in the Subcontract, or in any disclaimer made by [redacted] or the Government, shall be construed to grant SUBCONTRACTOR any license or other rights in or to disclosed Confidential Information or any patent, trademark, or copyright that has been or may be issued unless expressly conveyed by written agreement exclusive of the Subcontract.

In the event that Work performed by SUBCONTRACTOR in accordance with the Subcontract involves the collection or generation of data on persons or associations, SUBCONTRACTOR shall maintain strict confidentiality of records in accordance with the Privacy Act of 1974 (5 U.S.C. 552a), provisions of the Fair Credit Reporting Act (15 U.S.C. 1681), and applicable federal and state agency regulations. Violations of these statutes may result in criminal penalties.

6.2 Claims for Extra Work

In any case where the SUBCONTRACTOR anticipates additional compensation will become due, the SUBCONTRACTOR will notify the authorized procurement representative, in writing, of its intention to make a claim for such compensation before it begins the extra Work on which it bases the claim. If such notification is not given and the SUBCONTRACTOR fails to keep strict account of actual costs for this extra Work, then the SUBCONTRACTOR hereby waves any claim for such additional compensation. Such notice by SUBCONTRACTOR, and the accounting of the SUBCONTRACTOR's actual costs for the extra Work, will not be construed as proving the validity of the claim. Claims for additional compensation shall be made in detail and submitted, in writing, to the authorized procurement representative within ten (10) working days of identifying this effort as extra Work for which the SUBCONTRACTOR bases its claim. The submission shall contain a detailed proposal with supporting calculations and pricing for the claim together with any requested adjustments in the schedule. The pricing shall be itemized as required by the authorized procurement representative and shall be in sufficient detail to permit an analysis of all labor, material and equipment costs and shall cover all work involved in the claim. If the claim is found to be valid, it will be allowed and reimbursed for as provided in this Subcontract.

6.3 Assignment

SUBCONTRACTOR shall not assign any of the duties or rights or any claim arising out of or related to this Subcontract, whether arising in tort, Subcontract or otherwise, without the written consent of [redacted] Any unauthorized assignment is void and unenforceable. These conditions and the entire Subcontract are binding on the heirs, successors, and assigns of the SUBCONTRACTOR.

[redacted] may assign this Subcontract, in whole or in part to the Government or to such party as the Government may designate to perform [redacted] obligations hereunder. Upon receipt by SUBCONTRACTOR of written notice that the Government or a party so designated by the Government or [redacted] has accepted an assignment of this Subcontract, [redacted] shall be relieved of all responsibility hereunder and SUBCONTRACTOR shall thereafter look solely to such assignee for performance of [redacted]s obligations.

6.4 Termination

A. Termination for Convenience: This Subcontract may be terminated at any time by mutual agreement of the Parties. It is anticipated that this Subcontract shall continue for the duration of the [redacted] Contract and any extension thereto, unless during the term of this Subcontract, DOE directs in writing the termination of the Subcontract in accordance with FAR 52.249-6 or unless DOE removes substantially all of the Subcontractor scope of work from the Prime Contract. In such event, SUBCONTRACTOR will be entitled to compensation for Work performed up to the date of termination and reasonable termination expenses as determined within the discretion of [redacted]

B. Termination for Default: [redacted] may, by written notice, terminate the whole or any part of this Subcontract for default in the event that SUBCONTRACTOR fails to perform any of the provisions of this Subcontract, or fails to make progress as to endanger performance of this Subcontract in accordance with its terms, or, in the opinion of [redacted] becomes financially or legally incapable of completing the Work and does not correct such to [redacted] reasonable satisfaction within a period of seven (7) calendar days after receipt of notice from [redacted] pecifying such failure. If, after notice of termination, it is determined for any reason that SUBCONTRACTOR was not in default or that the default was excusable, the rights and obligations of the parties will be the same as if the notice of termination had been issued pursuant to a termination for convenience." In the event of termination for default, the SUBCONTRACTOR will not be entitled to termination expenses.

C. Regardless of the cause of termination, the SUBCONTRACTOR shall deliver to [redacted] legible copies of all completed or partially completed Work products and instruments of service and all materials and equipment previously paid for by [redacted]

D. In no case shall termination for any cause constitute a claim for consequential damages or damages based on loss of anticipated profits.

E. The rights and remedies of [redacted] provided in this provision are not exclusive and are in addition to any other rights and remedies provided by law or equity under this Subcontract.

6.5 Governing Law

Irrespective of the place of performance, this Subcontract will be construed and interpreted according to Federal Government Contract Law as enunciated and applied by Federal judicial bodies, Boards of Contract Appeals and quasi-judicial agencies of the Federal Government. To the extent that this law is not dispositive, the law of the State of Washington shall apply. In the event that either party hereto must resort to litigation to enforce a right or remedy conferred by law, equity or the provisions of this Subcontract, the parties hereby consent to the action being brought in the court of competent jurisdiction in the State of Washington.

6.6 Severability and Survival

If any of the provisions contained in this Subcontract are held invalid, illegal, or unenforceable, the enforceability of the other remaining provisions shall not be affected or impaired thereby. Limitations of liability, indemnities, and other express representations shall survive termination of this Subcontract for any cause [redacted]

6.7 Authorization to Proceed

Execution of this Subcontract by [redacted] will be authorization for the SUBCONTRACTOR to proceed with the Work unless otherwise indicated in this Subcontract.

6.8 No Third-Party Beneficiaries

This Subcontract conveys no rights or benefits to anyone other than SUBCONTRACTOR and [redacted] and has no third-party beneficiaries.

6.9 Arbitration

In the event that [redacted] is required to arbitrate a dispute with a third party, which dispute arises out of or is directly related to this Subcontract, the SUBCONTRACTOR agrees to join in such arbitration proceeding as [redacted] may direct and shall submit to such jurisdiction and be finally bound by the judgment rendered in accordance with the arbitration rules as may be established therein.

6.10 Disputes

In the event that the parties cannot, through negotiations, reach agreement on any issue arising out of the Subcontract, the issue will be considered a dispute and shall be resolved in accordance with the following:

If efforts at resolution through good faith discussions and/or negotiations fail to resolve the dispute, the parties agree that before taking any other action, they will consider the use of Alternate Dispute Resolution (ADR). In the event that non-binding mediation or arbitration is agreed upon, the site of the proceedings shall be Richland, Washington, unless otherwise agreed in writing by the parties. The rules for mediation or arbitration and the selection of the arbitrator shall be determined by mutual agreement of the parties. The mediator or arbitrator shall allocate cost, except that there shall be no pre-decisional interest costs, and each party shall bear its discretionary costs.

In the event ADR fails or is not used, primary jurisdiction for the resolution of any claim arising under this Subcontract shall reside in the United States Federal District Court for the Eastern District of Washington. If the requirements for jurisdiction in the United States District Court are not met, the litigation shall be brought in a Court of competent jurisdiction in Benton County, Washington. Unless otherwise directed in writing by [redacted] the SUBCONTRACTOR shall proceed diligently with the performance of the Subcontract pending final resolution of the dispute.

6.11 Waiver

[redacted] failure to insist on performance of any term, condition, or instruction, or to exercise any right or privilege included in this Subcontract, or its waiver of any breach, shall not thereafter waive any such term, condition, instruction, and/or any right or privilege. No asserted waiver of any right or benefit by [redacted] shall be valid unless such waiver is in writing, signed by [redacted] supported by consideration and specifies the extent and nature of the rights or benefits being waived.

6.12 Gratuities

The SUBCONTRACTOR, its employees, agents or representatives shall not offer or give to an officer, official or employee of [redacted] or the Government, gifts, entertainment, payments, loans or other gratuities to influence the award of a Subcontract or obtain favorable treatment under a Subcontract.

Violation of this provision may be deemed by [redacted] to be a material breach of this Subcontract and any other Subcontract with [redacted] and subject all Subcontracts with the SUBCONTRACTOR to termination for default, as well as any other remedies by law or in equity.

6.13 Interpretation

Heading and titles of provisions, clauses, sections, paragraphs or other subparts of this Subcontract are for convenience of reference only and shall not be considered in interpreting the text of this Subcontract. No provision in this Subcontract is to be interpreted for or against any party because that party or its counsel drafted such provision.

ARTICLE 7.0 SUPPLEMENTAL TERMS AND CONDITIONS

General Intent. This Agreement is subject to the terms and conditions of [redacted] Solicitation Number DE-RP06-07RL14788. The general intent of these provisions is to incorporate into the Subcontract all required Federal Acquisition Regulation (FAR) and Department of Energy Acquisition Regulations (DEAR) flow down clauses, and any other State or Federally-mandated Subcontract clauses, which are required to be so incorporated either by the FAR, DEAR, [redacted] Prime Contract or applicable State or Federal law.

To reference the cited FAR and DEAR flowdown clauses, the following web addresses are provided:

http://farsite.hill.af.mil/

http://farsite.hill.af.mil/vfdoea.htm

Substitution of the Parties. Wherever required to make any FAR, DEAR, or Prime Contract clause incorporated herein meaningful, the term "Contractor" shall be read "Subcontractor," and the term "Government" or "Contracting Officer" shall be read [redacted] with the exception of DEAR 952.250-70 Nuclear Hazards Indemnity Agreement (June 1996).

Specific Incorporated Clauses. Without in any way limiting the FAR, DEAR, or Prime Contract clauses to be incorporated herein, the following FAR and DEAR Contract Clauses are hereby specifically incorporated herein by reference with the same force and effect as if they were given in full text.

7.1 Federal Acquisition Regulation (48 CFR Chapter 1) Clauses and Department of Energy Acquisition Regulation (48 CFR Chapter 9) Clauses

Applicable to all orders:

1. FAR 52.202-1 Definitions (Jul 2004) (As Supplemented by DEAR 952.202-1)
2. FAR 52.224-1 Privacy Act Notification (Apr 1984)*
3. FAR 52.224-2 Privacy Act (Apr 1984)*

4. FAR 52.227-14 Rights in Data-General (Modified per DEAR 927.409(a)) (Jun 1987)(Alternate 1-Jul 1995)*

5. FAR 52.227-16 Additional Data Requirements (Jun 1987)*

6. FAR 52.242-1 Notice of Intent to Disallow Costs (Apr 1984)*

7. FAR 52.244-6 Subcontracts for Commercial Items and Commercial Components (Dec 2004)*

8. DEAR 952.204-2 Security (May 2002)*

9. DEAR 952.204-70 Classification/Declassification (Sep 1997)*

10. DEAR 952.204-71 Sensitive Foreign Nations Controls (Apr 1994)*

11. DEAR 952.208-70 Printing (Apr 1984)*

12. DEAR 952.227-9 Refund of Royalties (Feb 1995)*

13. DEAR 952.227-11 Patent Rights – Retention by the Contractor (Short Form)(Feb 1995)* (Applies to Subcontracts for experimental, research, developmental, or demonstration work when the SUBCONTRACTOR is a domestic small business or nonprofit organization as defined at FAR 27.301)

14. DEAR 952.227-13 Patent Rights – Acquisition by the Government (Sep 1997)* (Applies to Subcontracts for experimental, research, developmental, or demonstration work when the SUBCONTRACTOR is a domestic large business.)

15. DEAR 952.250-70 Nuclear Hazards Indemnity Agreement (Jun 1996)*

16. DEAR 970.5204-1 Counterintelligence (Dec 2000)*

17. DEAR 970.5204-3 Access to and Ownership of Records (Jul 2005)*

18. DEAR 970.5208-1 Printing (Dec 2000)*

19. DEAR 970.5215-4 Cost Reduction (Dec 2000)*

20. DEAR 970.5227-1 Rights in Data - Facilities (Dec 2000)*

21. DEAR 970.5227-8 Refund of Royalties (Aug 2002)*

22. DEAR 970.5229-1 State and Local Taxes (Dec 2000)*

23. DEAR 970.5232-3 Accounts, Records, and Inspection (Dec 2000)*

Applicable to all orders over $2,500:

24. FAR 52.222-41 Service Contract Act of 1965, as Amended (Jul 2005)*

25. FAR 52.222-47 SCA Minimum Wages and Fringe Benefits Applicable to Successor Contract Pursuant to Predecessor Contractor Collective Bargaining Agreements (CBA) (May 1989)*

26. FAR 52.225-13 Restrictions on Certain Foreign Purchases (Feb 2006)*

Applicable to all orders over $10,000:

27. FAR 52.222-21 Prohibition of Segregated Facilities (Feb 1999)*

28. FAR 52.222-26 Equal Opportunity (Apr 2002)*

29. FAR 52.222-35 Affirmative Action for Disabled Veterans and Veterans of the Vietnam Era (Dec 2001)*

30. FAR 52.222-36 Affirmative Action for Workers with Disabilities (Jun 1998)*

31. FAR 52.222-37 Employment Reports on Disabled Veterans and Veterans of the Vietnam Era (Dec 2001)*

Applicable to all orders over $25,000:

32. FAR 52.209-6 Protecting the Government's Interest when Subcontracting with Contractors Debarred, Suspended, or Proposed for Debarment (Jan 2005)*

33. FAR 52.225-3 Buy American Act – Free Trade Agreements – Israeli Trade Act (Jan 2005) *(Applies if acquisition value is $25,000 or more but less than $175,000. If the value is $25,000 or more but less than $50,000, Alternate I applies. If acquisition value is $50,000 or more but less than $58,550, Alternate II applies)**

Applicable to all orders over $100,000:

34. FAR 52.203-5 Covenant Against Contingent Fees (Apr 1984)*

35. FAR 52.203-6 Restrictions on Subcontractor Sales to the Government (Jul 1995)*

36. FAR 52.203-7 Anti-Kickback Procedures (Jul 1995)*

37. FAR 52.203-8 Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity (Jan 1997)*

38. FAR 52.203-12 Limitation on Payments to Influence Certain Federal Transactions (Sep 2005)*

39. FAR 52.215-2 Audit and Records-Negotiation (Jun 1999)*

40. FAR 52.222-4 Contract Work Hours & Safety Standards Act-Overtime Compensation (Jul 2005)*

41. FAR 52.222-39 Notification of Employee Rights Concerning Payment Of Union Dues or Fees (Dec 2004)*

42. FAR 52.223-14 Toxic Chemical Release Reporting (Aug 2003)*

43. FAR 52.227-1 Authorization and Consent (Jul 1995)*

44. FAR 52.227-2 Notice and Assistance Concerning Patent and Copyright Infringement (Aug 1996)*

45. FAR 52.242-13 Bankruptcy (Jul 1995)*

46. DEAR 970.5227-4 Authorization and Consent (Aug 2002)*

47. DEAR 970.5227-5 Notice and Assistance Regarding Patent and Copyright Infringement (Aug 2000)*

Applicable to all orders over $175,000:

48. FAR 52.225-5 Trade Agreements (Jan 2005)*

Applicable to all orders over $500,000:

49. FAR 52.230-2 Cost Accounting Standards (Apr 1998)* - Small Business Exempted

50. FAR 52.230-3 Disclosure and Consistency of Cost Accounting Practices (Apr 1998)* - Small Business Exempted

51. FAR 52.230-6 Administration of Cost Accounting Standards (Apr 2005)* - Small Business Exempted

52. DEAR 952.226-74 Displaced Employee Hiring Preference (Jun 1997)*

53. DEAR 970.5226-2 Workforce Restructuring Under Section 3161 of the National Defense Authorization Act for Fiscal Year 1993 (Dec 2000)*

Applicable to all orders over $550,000:

54. FAR 52.219-9 Small Business Subcontracting Plan (Jul 2005) Alternate II (Oct 2001)* - Small Business Exempted

Applicable to all orders over $650,000:

55. FAR 52.215-10 Price Reduction for Defective Cost or Pricing Data (Oct 1997)*

56. FAR 52.215-11 Price Reduction for Defective Cost or Pricing Data-Modifications (Oct 1997)*

57. FAR 52.215-12 Subcontractor Cost or Pricing Data (Oct 1997)*

58. FAR 52.215-13 Subcontractor Cost or Pricing Data – Modifications (Oct 1997)*

59. FAR 52.215-15 Pension Adjustments and Asset Reversions (Oct 2004)*

60. FAR 52.215-18 Reversion or Adjustment of Plans for Postretirement Benefits (PRB) Other than Pensions (Jul 2005)*

61. FAR 52.215-19 Notification of Ownership Changes (Oct 1997)*

[redacted]

ON-SITE WORK PROVISIONS

ATTACHMENT 4

Revision 0

12-3-2007

TABLE OF CONTENTS

1.0 Definitions 1
2.0 PREAMBLE 1
3.0 INTEGRATION OF ENVIRONMENT, SAFETY, HEALTH AND QUALITY (ESH&Q) INTO WORK PLANNING AND EXECUTION [DEAR 970.5223-1 (DEC 2000)] [DEVIATION] 2
3.1 General 2
3.2 Specific Requirements 3
3.3 Required Notifications 4
3.4 Investigation Support 4
3.5 Reporting and Record Keeping 5
3.6 Site-Wide Qualification and Training 5
3.7 Site Deliveries 5
4.0 HAZARDOUS MATERIALS/WASTE 6
5.0 SECURITY 6
5.1 Badge Requirements 6
5.2 Prohibited Articles 6
5.3 Personnel Security Qualifications 7
6.0 MEDICAL EVALUATIONS 7
7.0 RADIATION PROTECTION 7
8.0 SUBCONTRACTOR FURNISHED MATERIALS AND/OR TOOLS 8
9.0 INSURANCE 9
10.0 EMERGENCY Management 9
11.0 SHUTDOWN AUTHORIZATION 9
12.0 SUPPLEMENTAL TERMS & CONDITIONS 10

1.0 DEFINITIONS

For the purposes of these ON-SITE WORK PROVISIONS:

1. The term **"authorized procurement representative"** shall be a [redacted] person with authority to enter into and administer Subcontracts and make related determinations and findings. These individuals are identified with the associated authority in the body of the Subcontract.
2. The term **"Buyer's Technical Representative (BTR)"** means the individual responsible for providing technical direction to the SUBCONTRACTOR. The BTR does not possess any explicit, apparent or implied authority to modify Subcontract terms and conditions.
3. The term [redacted]" means [redacted]
4. The term **"Government"** shall mean the United States of America and includes the U.S. Department of Energy (DOE) Richland Operations Office (RL), or any duly authorized representative thereof, including the [redacted] Administrative Contracting Officer (ACO).
5. The term **"safety"** encompasses the environment, personal safety, health, and work quality. Safety includes pollution prevention, waste minimization, nuclear safety, and radiological protection.
6. The term **"Safety Management System (System)"** refers to the [redacted] Integrated Environment, Safety & Health Management System (ISMS) program.
7. The term **"SUBCONTRACTOR"** refers to the company, person or organization, including all lower-tier Subcontractors, performing Work under this Subcontract.
8. The term **"Work"** includes all material, labor, tools, and all appliances, machinery, and transportation, necessary to perform and complete the Subcontract's requirements, and such additional items not specifically indicated or described that can be reasonably inferred as required to complete the Subcontract.
9. The term **"employee"** or **"worker"** includes SUBCONTRACTOR and all lower-tier(s) Subcontractor employees.

2.0 PREAMBLE

A. These On-Site Work Provisions apply to Work performed on the Hanford site for [redacted] All requirements contained herein are in addition to the General Provisions and any other provisions incorporated in this Subcontract.

B. The SUBCONTRACTOR retains responsibility to assure compliance with all applicable federal and state laws, rules and/or regulations. Nothing within this Subcontract may be construed as creating joint or co-employment of the SUBCONTRACTOR workers with [redacted]

C. This Subcontract is awarded with the understanding that the goal of [redacted] is to maintain a responsible and comprehensive program to assure that the Plateau Remediation contract facilities are operated in a safe and environmentally acceptable manner for the protection of workers, the public, and the environment. It is the policy of [redacted] o use reasonable efforts to provide resources necessary to achieve this purpose and to

cooperate with the SUBCONTRACTOR and with Federal and State agencies having an interest in environmental, safety, health and quality (ESH&Q) matters, to accomplish this goal.

D. [redacted] has a goal of zero occupational injuries and illnesses. This goal can be achieved by understanding and applying the [redacted] safety and occupational health principles:
   - Occupational injury and illnesses can be prevented through safe work practices.
   - [redacted] is committed to preventing accidents and reducing exposure to hazards to a level that is as low as reasonably achievable.
   - Management is responsible for providing a safe and healthy workplace.
   - Working safely is a condition of continued Hanford site access.
   - All operations must be performed safely or not at all.
   - All workers must be trained, qualified, and equipped for the task to be performed.
   - All workers are responsible for performing Work in accordance with procedures, regulations, safety rules, and safe work practices.
   - Safety and health related deficiencies must be corrected promptly.
   - A clean and orderly workplace must be maintained.

E. Unless specifically authorized in writing by the [redacted] authorized procurement representative identified in the body of this Subcontract, no Work shall begin until all requirements identified in these On-Site Work Provisions, as being required actions prior to start of Work, are met.

3.0 INTEGRATION OF ENVIRONMENT, SAFETY, HEALTH AND QUALITY (ESH&Q) INTO WORK PLANNING AND EXECUTION [DEAR 970.5223-1 (DEC 2000)] [DEVIATION]

3.1 General

A. When performing Work under this Subcontract, the SUBCONTRACTOR shall perform work safely, in a manner that ensures adequate protection for employees, the public, and the environment, and shall be accountable for the safe performance of the Work. The SUBCONTRACTOR shall exercise a degree of care commensurate with the Work and the associated hazards. The SUBCONTRACTOR shall ensure that management of Environment, Safety, Health, and Quality (ESH&Q) functions and activities becomes an integral and visible part of the SUBCONTRACTOR's Work planning and execution processes. The SUBCONTRACTOR shall, prior to the performance of Work, ensure that:
   1. Senior SUBCONTRACTOR management is actively engaged in the implementation, feedback and improvement of the SUBCONTRACTOR's Safety Management System (System).
   2. SUBCONTRACTOR line management is responsible for the protection of employees, the public, and the environment from activities arising out of performance under this Subcontract.
   3. Clear and unambiguous lines of authority and responsibility for ensuring ESH&Q requirements are established and maintained at all organizational levels. This shall be documented and communicated to all SUBCONTRACTOR employees by the SUBCONTRACTOR.
   4. Employees shall possess the experience, qualifications, skills, training and abilities that are necessary to execute their responsibilities under this Subcontract, including any applicable Occupational Safety and Health Administration (OSHA) requirements and standards.
   5. Employees entering the Hanford site or [redacted] controlled facilities shall be dressed appropriately for the Work conditions and potential hazards as required by safety procedures and job hazard(s) analyses. When required by [redacted] policies or directives, personal protective equipment (hard hats, safety glasses, gloves, steel-toed shoes, etc.) must be worn as a condition of continued access to the Hanford site.
   6. Resources shall be effectively allocated to address ESH&Q programmatic and operational considerations. Protecting employees, the public, and the environment is a priority whenever Work is planned and performed.
   7. Before Work is performed, the SUBCONTRACTOR shall evaluate foreseeable hazards, determine planned protective measures, and as required, address OSHA requirements and standards. These evaluations shall be prepared by a certified Professional Engineer (PE) or qualified individual and establish an agreed-upon set of ESH&Q controls and requirements that, when properly implemented, provide adequate assurance employees, the public, and the environment are protected from adverse consequences.
   8. The conditions and ESH&Q requirements to be satisfied for Work to be performed are established and agreed-upon by [redacted] and the SUBCONTRACTOR. These agreed-upon conditions and ESH&Q requirements are binding upon the SUBCONTRACTOR. The extent of documentation and level of authority for agreement shall be tailored to the complexity and hazards associated with the Work.
   9. Administrative and engineering controls to prevent and mitigate hazards are tailored to the Work being performed and any associated hazards. Emphasis must be on designing the Work and controls to reduce or eliminate the hazards, prevent accidents, and unplanned releases and exposures.
   10. The SUBCONTRACTOR's employees shall be actively involved in the Safety Management System (System), job hazard analysis, and pre-job safety reviews where employees are informed of foreseeable hazards and planned protective measures.
   11. Open and effective communication shall exist between the SUBCONTRACTOR and the Buyers Technical Representative (BTR) to support the management of ESH&Q issues and initiatives.
   12. Workers, fieldwork supervisors, and management shall continually ensure the adequacy of work processes, procedures, and equipment and correct deficiencies when identified.

B. The SUBCONTRACTOR shall perform Work in compliance with [redacted] approved safety procedures or shall submit within thirty (30) working days after Subcontract award and annually thereafter to the [redacted] authorized procurement representative a SUBCONTRACTOR Safety Management System Plan (System) that is, at a minimum, equivalent to [redacted]s safety procedures for [redacted] approval. Should the SUBCONTRACTOR choose to use the [redacted] System, the SUBCONTRACTOR will notify the [redacted] authorized procurement representative in writing. The use of the [redacted] System requires the SUBCONTRACTOR access

to, knowledge-of, and use-of referenced requirements and procedures. The SUBCONTRACTOR shall obtain electronic access to these documents to ensure the latest approved version is being applied to the Work. These documents are available on the Internet at the [redacted] Procurement Website. The SUBCONTRACTOR shall also ensure that all requirements are flowed down to lower-tier Subcontractors and the employees have access to, fully understand, and comply with the [redacted] safety procedures. Procedure compliance is mandatory for all Hanford site Work activities.

C. Resources shall be identified and allocated to meet the safety objectives and performance commitments as well as maintain the integrity of the entire Safety Management System (System). Accordingly, the System shall be integrated with the SUBCONTRACTOR's business processes for Work planning, budgeting, authorization, execution, and change control.

D. The SUBCONTRACTOR shall comply with, and shall cooperate with [redacted] in assuring compliance with, all applicable laws, regulations and directives. The [redacted] authorized procurement representative has identified specific requirements applicable to this Work in this Subcontract. The SUBCONTRACTOR shall meet all these requirements, including any additional requirements, which the SUBCONTRACTOR identifies. The SUBCONTRACTOR shall cooperate with Federal and non-Federal agencies having jurisdiction over ESH&Q matters under this Subcontract. Where a conflict exists between regulations, requirements or standards, the SUBCONTRACTOR shall bring the conflict to the attention of the [redacted] authorized procurement representative, who shall resolve the conflict.

E. The SUBCONTRACTOR shall promptly identify, evaluate and communicate to the [redacted] authorized procurement representative any noncompliance with the Safety Management System (System). If the SUBCONTRACTOR fails to provide the necessary communication to the [redacted] authorized procurement representative or if, at any time, the SUBCONTRACTOR's acts or failure to act causes substantial harm or an imminent danger to the environment, health and safety of workers or the public [redacted] may issue an order stopping Work in whole or in part. Any stop Work order issued by [redacted] under this provision (or issued by the SUBCONTRACTOR to a lower-tier Subcontractor) shall be without prejudice to any other legal or contractual rights of [redacted] In the event that [redacted] issues a stop Work order, [redacted] must issue an order authorizing the resumption of the Work before Work may resume. The SUBCONTRACTOR shall not be entitled to an extension of time or additional costs, fee or damages by reason of, or in connection with, any Work stoppage ordered in good faith in accordance with this provision.

F. The SUBCONTRACTOR is responsible for compliance with the ESH&Q requirements applicable to this Subcontract. The SUBCONTRACTOR is responsible for flowing down the ESH&Q requirements applicable to this Subcontract to all lower-tier Subcontractors to the extent necessary to ensure compliance. The SUBCONTRACTOR shall include a provision substantially the same as Article 3.1 of these provisions in all lower-tier Subcontracts for Hanford site Work at a Government-owned or Government-leased facility. The SUBCONTRACTOR may require the lower-tier Subcontractor to submit a Safety Management System Plan for review and approval by the SUBCONTRACTOR and the [redacted]

G. As prescribed in 10 CFR 851, the SUBCONTRACTOR and lower-tier Subcontractors that fail to comply with [redacted] safety procedures or an approved SUBCONTRACTOR Safety Management System Plan may be subject to financial penalties under this SUBCONTRACT.

3.2 Specific Requirements (Unless superseded by specific requirements elsewhere in this Subcontract, the SUBCONTRACTOR shall comply with the following minimum requirements.)

A. [redacted] safety requirements for the specific Work will be determined and be included in the Subcontract.. The SUBCONTRACTOR shall identify and correct any hazardous or unsafe conditions, acts or instances of noncompliance.

B. Prior to commencing Work on the Hanford site, the SUBCONTRACTOR shall identify a member of its staff as its designated "Safety Representative" to the [redacted] authorized procurement representative for approval. This notification shall include documentation on the assigned worker's qualifications and professional certifications. This worker shall have the authority and responsibility to ensure full compliance with [redacted] Safety Management System (System) or the implementation of the SUBCONTRACTOR's [redacted] approved System.

C. The SUBCONTRACTOR shall obtain the following services from the Site Occupational Medical Contractor (SOMC): occupational medical evaluations, including return to work evaluations and work restriction reviews; medical surveillance evaluations; occupational primary care; health care center/first aid; work conditioning, care management, work site health programs including blood-borne pathogens and immunizations; behavioral health services, including employee assistance programs; and health information services, including services such as medical records and scheduling. The SUBCONTRACTOR shall coordinate these medical evaluations/services with the [redacted] authorized procurement representative.

D. The SUBCONTRACTOR shall ensure that Environmental Health (EH) exposure monitoring equipment brought to the Hanford site is calibrated, maintained, and operated in accordance with sound EH practices to ensure data obtained is legally and technically defensible. The SUBCONTRACTOR shall use the data collection forms provided, upon request by the SUBCONTRACTOR, by the [redacted] authorized procurement representative. At the request of the [redacted] authorized procurement representative, the SUBCONTRACTOR shall provide any additional calibration and maintenance history for the equipment to [redacted] The SUBCONTRACTOR shall assure that samples collected in airborne contamination areas are submitted to nationally accredited analytical laboratories, approved to accept EH samples. Cost of replacement or decontamination of EH monitoring equipment that has been radiological contaminated such that it cannot be released to the operator will be borne by the SUBCONTRACTOR.

E. While on the Hanford site, the SUBCONTRACTOR shall operate motor vehicles only on hard-surfaced or gravel roads unless prior approval is obtained from the [redacted] authorized procurement representative. During high fire hazard periods, the SUBCONTRACTOR shall adhere

to all restrictions for off-road travel, which include, but are not limited to, requiring vehicles to carry fire extinguishers, shovels and radio communications. [redacted] reserves the right to ban all off-road travel during extreme fire hazard periods.

F. [redacted] shall determine if a post-award/pre-job meeting is required. The scope of this meeting will be conducted on a graded approach based on the nature of the Work.

G. SUBCONTRACTOR compliance with in effect "Hoisting and Rigging" procedure and the Hanford Hoisting and Rigging Manual, DOE-RL-92-36 are required. The SUBCONTRACTOR may submit an equivalent SUBCONTRACTOR procedure to the [redacted] authorized procurement representative for [redacted] approval prior to commencing Work.

H. The SUBCONTRACTOR shall perform electrical work de-energized, except for testing and troubleshooting governed by the [redacted] Electrical Safety Program, per in effect "Electrical Safety" procedure. The SUBCONTRACTOR may submit an equivalent procedure to the [redacted] authorized procurement representative for [redacted] approval. All SUBCONTRACTOR workers performing electrical work shall possess a current electrician's license issued by the State of Washington.

3.3 Required Notifications

A. The SUBCONTRACTOR shall immediately notify the [redacted] authorized procurement representative and the [redacted] Safety and Health Department of any occupational injury or illness.

B. The SUBCONTRACTOR shall immediately notify the [redacted] authorized procurement representative, Buyer's Technical Representative (BTR), and the [redacted] Safety and Health Department for any deviation from a planned or projected activity that has a potential environmental, health, safety or quality significance. As part of this notification, all employees involved in the Work are required to understand the process of reporting any unplanned hazards during performance.

C. The SUBCONTRACTOR shall immediately notify the [redacted] authorized procurement representative and the [redacted] Safety and Health Department of any employee occupational exposure (either measured or estimated) to toxic substances (e.g., chemical hazards), harmful physical agents (e.g., noise, laser light, ergonomic, etc.), or hazards, that exceed the Occupational Safety and Health Administration (OSHA) Permissible Exposure Limit (PEL), or trigger level, the American Conference of Governmental Industrial Hygienist (ACGIH) Threshold Limit Value (TLV), or 10 CFR 835 Occupational Radiation Protection Standards.

D. The SUBCONTRACTOR shall immediately notify the [redacted] authorized procurement representative and BTR of any requests from or notifications to external agencies and regulators, required as a result of worker exposure.

E. The SUBCONTRACTOR shall notify the BTR and the [redacted] Safety and Health Department, not less than five (5) working days prior to delivering any equipment to the Plateau Remediation facilities of the type indicated below. The BTR will arrange for a safety inspection, as required. Equipment that the [redacted] Safety and Health Department may perform a safety inspection includes, but is not limited to, the following:

1. Cranes, derricks, hoists, forklifts and man-lifts.
2. Earth moving equipment.
3. Off-highway motor vehicles.
4. Pile driving equipment.
5. Rock drilling, core drilling, well drilling and similar equipment.
6. Pressure vessels and/or equipment supplied with pressure vessels, either fired or unfired.
7. Equipment employing "laser" techniques.
8. Power-actuated tools.

F. The SUBCONTRACTOR shall provide the following documents with the equipment to be inspected at least ten (10) working days prior to the Work commencing. This includes associated worker qualifications and certification requirements.

1. A copy of the latest maintenance and certified inspection (as applicable) with expiration date.
2. Manufacturer's specification and/or recommendations.
3. Load rating charts and other information as applied to cranes and hoists.
4. Hydrostatic test certification (if applicable).
5. Qualification records and certifications for operators, riggers, and rigging engineers. All training and qualification submittals shall comply with the appropriate requirements of the Hanford Hoisting and Rigging Manual, DOE-RL-92-36.

Equipment presented for inspection shall have all required protective equipment installed when inspected by [redacted]. Warnings and postings shall also be in place to ensure all equipment is maintained and operated in a safe and effective manner.

3.4 Investigation Support

A. The SUBCONTRACTOR shall cooperate in any accident investigations, including submission of a comprehensive report of any accident and shall cooperate, as appropriate, in the conduct of investigations relating to recordable injuries/illnesses and property damage.

B. Equipment involved in an accident resulting in an injury, shall not be moved until released, except where removal is essential to prevent further environment/property damage or injury/illness. Where necessary to remove the injured personnel, such equipment may be moved only to the extent of making possible such removal.

3.5 Reporting and Record Keeping

A. If the SUBCONTRACTOR's Hanford site workforce includes ten (10) or more workers, or if the SUBCONTRACTOR's Work involves the use of equipment as listed in these provisions, the SUBCONTRACTOR shall maintain a log and summary of all recordable occupational injuries and illnesses. For this purpose, OSHA Form Number 300 shall be used. The log and summary shall be completed in the detail provided in the Form and instructions on OSHA Form Number 300, in compliance with Occupational Safety and Health Standards 29 CFR 1904.

B. The SUBCONTRACTOR shall assure all of its workers who experience an injury or illness while performing Work under this Subcontract shall report immediately to supervision to assure evaluation, proper treatment, and injury/illness documentation on the [redacted] Event Report (Site Forms A-6003-583), or a [redacted] approved equivalent.

C. If the SUBCONTRACTOR's Hanford site work force includes ten (10) or more workers, the SUBCONTRACTOR shall submit to the [redacted] authorized procurement representative by the fifth (5) working day of each month an accounting of the injuries/illnesses in connection with the Work performed under this Subcontract. The report shall identify the SUBCONTRACTOR's name, Subcontract number, and total number of workers and hours worked by the SUBCONTRACTOR on the Hanford site during the month.

D. The SUBCONTRACTOR shall report any unusual occurrence to the [redacted] authorized procurement representative. An Unusual Occurrence is any deviation from the planned or projected behavior or course of events in connection with any operation if the deviation has safety, health or environmental protection significance.

E. The SUBCONTRACTOR shall provide the [redacted] authorized procurement representative, copies of safety inspections, audits, and assessments performed under this Subcontract. In addition, the SUBCONTRACTOR shall provide to [redacted] all worker occupational exposure records. Worker occupational exposure records include workplace monitoring or measuring of a toxic substance, or harmful physical agent including personal, area, grab, wipe or other forms of sampling, as well as, related collection and analytical methodologies, calculations and other background data relevant to interpretation of the results. The [redacted] authorized procurement representative shall provide the SUBCONTRACTOR the appropriate exposure data collection forms. Title to worker occupational exposure records shall be vested with the Government.

F. The [redacted] Employee Concerns Program is available for use by all SUBCONTRACTOR employees on the Hanford site for the reporting of issues and concerns related to safety, health, environmental protection, quality, security or illegality. Issues should be raised through the management chain if possible, or made directly to the Employee Concerns Office at phone numbers posted throughout the Hanford site. Concerns may also be submitted anonymously.

3.6 Site-Wide Qualification and Training

A. The SUBCONTRACTOR shall ensure that its workers meet and maintain the appropriate training, qualification, and certification requirements for the Work. [redacted]-specific training requirements to safely perform this Work will be identified by the [redacted] authorized procurement representative or Buyers Technical Representative (BTR), in accordance with the [redacted] SUBCONTRACTOR Qualification and Training Plan. The SUBCONTRACTOR shall ensure that training requirements are identified, understood, and workers are trained prior to initiating Work under this Subcontract.

B. The SUBCONTRACTOR, at the request of the [redacted] authorized procurement representative, shall provide a list of qualified SUBCONTRACTOR employees and associated documentation, including certifications, to demonstrate the SUBCONTRACTOR employees meet the necessary qualifications required under this Subcontract.

C. The SUBCONTRACTOR shall be charged for any SUBCONTRACTOR employees that are no-shows at scheduled training classes, unless the [redacted] Training BTR is notified at least three (3) working days in advance of the scheduled training class. Contact information for the [redacted] Training BTR will be provided, upon SUBCONTRACTOR's documented request, by the [redacted] authorized procurement representative. The no-show fee shall be based on the actual cost identified by the [redacted] Training organization for each occurrence and be offset from any pending SUBCONTRACTOR invoice. Refund of charges, previously collected, will not be made after the date of final payment to the SUBCONTRACTOR.

3.7 Site Deliveries

A. The SUBCONTRACTOR shall ensure that all shipments made to the Hanford site in performance of this Subcontract are packaged and loaded for safe handling and unloading. Any employee delivering to the Hanford site or to a [redacted] controlled facility shall wear appropriate protective equipment and may be required by [redacted] to wear specific personal protective equipment (hand, eye, head or foot protection). Deliveries to the Hanford site or [redacted] controlled facility may be refused and/or unloading work stopped by any employee for unsafe conditions or practices.

4.0 HAZARDOUS MATERIALS/WASTE

A. Hazardous materials used and hazardous waste generated on the Hanford site by the SUBCONTRACTOR shall be transported, managed, handled, and otherwise treated, stored and disposed of in accordance with (i) applicable Federal, State of Washington, and local statutes, rules, regulations, and ordinances; (ii) applicabl[redacted] Policies and Procedures; and (iii) SUBCONTRACTOR's established handling and management procedures, which are subject to review and approval by the [redacted] authorized procurement representative prior to the SUBCONTRACTOR starting the Work activity. [redacted] also reserves the right to review and approve the use of hazardous materials prior to use by the SUCONTRACTOR on the Hanford site and require product substitution of less hazardous or non-regulated materials. The SUBCONTRACTOR shall minimize waste generation and prevent pollution as practicable.

B. Material Safety Data Sheets (MSDS) for hazardous chemicals, as defined by 29 CFR 1910.1200, which will be used during the Work activity, shall be provided ten (10) working days prior to use on the Hanford site for [redacted] approval. These documents shall be submitted to the [redacted] authorized procurement representative. The SUBCONTRACTOR shall communicate the information required under the Federal Emergency Planning and Community Right-to-Know Act (including quantities used, dates brought on the Hanford site, types of containers, and locations of storage) to the [redacted] authorized procurement representative. The SUBCONTRACTOR shall also make available at each location, and review with its employees, information contained in the MSDS for the hazardous materials to be used.

C. The SUBCONTRACTOR is responsible for reporting and remediating hazardous material and hazardous waste spills and other releases in accordance with (i) Federal, State of Washington, and local statutes, rules, regulations, and ordinances; and (ii) applicab[redacted] Policies and Procedures. Notwithstanding this provision, [redacted] can, at SUBCONTRACTOR's expense, assume responsibility for conducting remediation.

5.0 SECURITY

5.1 Badge Requirements

A. Any worker assigned to Work in a Protected, Limited or Property Protection Area or an [redacted] facility shall be required to wear a security badge identifying the worker. The SUBCONTRACTOR shall comply with all badging, training, and procedural requirements, as directed by the [redacted] authorized procurement representative. The identification badge shall be worn in plain view, above the waist, and on the front of the body.

B. The [redacted] authorized procurement representative will authorize security badges for all SUBCONTRACTOR workers. Security badges will be issued/approved by Hanford Security, after successful completion of Hanford General Employee Training (HGET) at location(s) and schedule(s) provided by the [redacted] authorized procurement representative. The SUBCONTRACTOR's employees shall provid[redacted] the complete name (as it appears on the photo identification used), business address, social security number, country of citizenship, birth date, and the individual(s) city and state of birthplace of the individual(s) requiring a security badge(s). This shall be at least two (2) working days prior to the date that the employee(s) require(s) the security badge(s) for Work performance. Each employee requiring a badge must appear in person with photo identification (e.g., valid driver's license) to identify himself/herself to obtain the security badge.

C. The SUBCONTRACTOR shall identify and obtai[redacted] approval prior to allowing access and/or a Hanford site security badge to a foreign national. Requests for foreign national security badge(s) shall be made to th[redacted] authorized procurement representative ten (10) working days prior to the start of visit/assignment by a national of a non-sensitive country to non-sensitive facilities, or thirty (30) days prior for a sensitive country national, or access to sensitive facilities.

D. If a SUBCONTRACTOR employee misplaces a security badge, the loss shall be reported immediately to the [redacted] authorized procurement representative.

E. Upon completion of the SUBCONTRACTOR's Work, and before final payment shall be made, all badges issued to the SUBCONTRACTOR shall be returned to the issuing office or as otherwise directed by the [redacted] authorized procurement representative. A fee of $1,000 shall be charged and be offset from any pending SUBCONTRACTOR invoice for each security badge not returned. Refund of charges, previously collected for security badges subsequently found will not be made after the date of final payment to the SUBCONTRACTOR.

5.2 Prohibited Articles

A. The SUBCONTRACTOR's employees shall not personally carry, or otherwise transport or transfer, certain items of personal property onto the Hanford site or any GOVERNMENT-owned or leased facility on which the SUBCONTRACTOR is performing Work under this Subcontract. The items considered to be prohibited are specified in this provision. This list is not intended to be comprehensive nor complete. For clarification of any questionable item, the SUBCONTRACTOR shall contact the [redacted] authorized procurement representative prior to carrying, or otherwise transporting or transferring such item onto the Hanford site or any Government-owned or leased facility.

1. The following categories of items are normally prohibited from work locations anywhere on the Hanford site or in site-associated facilities:
   a. Dangerous weapons, ammunition, explosives, incendiary devices, or similar devices, which could cause damage or personal injury.
   b. Controlled substances, drug paraphernalia, and alcoholic beverages (including "near and non-alcoholic" beer).
   c. Any items prohibited by law.

2. In addition to the items listed above, the following items of privately owned property are prohibited within Limited, Protected, Material Access Areas:
   a. Radio transmitters and cellular telephones.
   b. Computers and associated media able to record, read, or transmit data as stand alone units including but not limited to MP3 players (Apple iPods or similar) and other personal electronic devices.
   c. Recording equipment (audio, video, and data).
   d. Cameras (still, motion picture, video).
   e. Electronic equipment with a data exchange port capable of being connected to automated information system equipment.
   f. Personal protective sprays.

B. If the SUBCONTRACTOR needs any kind of prohibited item to meet a requirement of this Subcontract, the SUBCONTRACTOR shall contact the [redacted] authorized procurement representative five (5) working days prior to bringing any of the above items on the Hanford site for guidance in acquiring the necessary property pass.

C. The SUBCONTRACTOR and their vehicles, packages, or other types of containers are subject to a search for prohibited articles at any time while performing Work on the Hanford site or any associated Government-facilities.

5.3 Personnel Security Qualifications

A. If Work to be performed under this Subcontract requires SUBCONTRACTOR employees to acquire, or be granted, security clearances, certain information may be required to permit the Government to grant the clearance(s). Typical information includes, but may not be limited to, the following:
   1. Verification of United States citizenship;
   2. A credit check;
   3. Verification of high school degree/diploma or degree/diploma granted by an institution of higher learning within the last five (5) years;
   4. Personal references;
   5. Local law enforcement checks when state or local law, statute, or regulation does not prohibit such checks.

B. When a security clearance will be required, the SUBCONTRACTOR's personnel job qualifications and suitability must be established before a request is made to the [redacted] authorized procurement representative for a security clearance. The SUBCONTRACTOR's employee that is selected will be subject to a Government background investigation and must meet eligibility requirements for access to classified matter.

C. When SUBCONTRACTOR personnel are being hired specifically for a position, which shall require a Government security clearance, the employee shall not be placed in that position prior to the security clearance being granted by the Government.

D. The SUBCONTRACTOR is responsible for maintaining satisfactory standards for worker qualifications, performance, conduct, and business ethics under its own personnel policies.

6.0 MEDICAL EVALUATIONS

A. [redacted] may require SUBCONTRACTOR's employees to undergo medical evaluations, which may include medical qualification and medical monitoring, at [redacted] expense, excluding requirements contained in Article 12.0 (DEAR 970.5223-4 - Workplace Substance Abuse Programs at DOE Sites - DEC 2000). The medical evaluation requirements will be communicated to the SUBCONTRACTOR through the [redacted] authorized procurement representative specified in the Subcontract.

B. The Site Occupational Medical Contractor (SOMC) shall perform all medical examinations required for performance of this Work.

C. In the event that the SUBCONTRACTOR worker is determined medically unable to safely perform the assigned Work, the SUBCONTRACTOR shall be responsible for reassigning the worker, providing the appropriate accommodations, or providing qualified replacement workers as required by [redacted]

D. The SUBCONTRACTOR shall be charged for any SUBCONTRACTOR employees that are no-shows at the scheduled medical evaluations, unless the [redacted] authorized procurement representative is notified three (3) working days in advance of the scheduled appointment. The no-show fee shall be $500 for each occurrence and be offset from any pending SUBCONTRACTOR invoice.

7.0 RADIATION PROTECTION

A. The SUBCONTRACTOR shall ensure that all workers and other persons under its control comply with the requirements of the [redacted] Radiation Protection Program, as implemented by the [redacted] Radiological Control Manual, and procedures pertaining to control of radiation and/or contamination as set forth herein. If the [redacted] involves Work in areas that are controlled for radiological purposes, the SUBCONTRACTOR workers shall undergo required [redacted] radiological training and/or orientation or be escorted by qualified personnel.

B. SUBCONTRACTORs performing radiological work for [redacted], shall develop an As Low as Reasonably Achievable (ALARA) Policy statement endorsed by the SUBCONTRACTOR's Senior Executive(s). The ALARA Policy shall be issued in writing to the SUBCONTRACTOR's workers and the [redacted] authorized procurement representative. The SUBCONTRACTOR's line management

shall be held responsible assuring strict adherence to the policy. This policy shall comply with all [redacted] ALARA policies and procedures.

C. [redacted] requirement is to conduct worker surveys immediately upon exiting a contamination area, high contamination area, radiological buffer area established for contamination control, or airborne radioactivity area. The SUBCONTRACTOR's agree that its workers shall submit to such a survey and, if necessary, decontamination procedures.

D. [redacted] shall conduct radiological surveys for the release of equipment, tools, or other personal property brought into areas controlled for radiological purposes. It shall be understood by the SUBCONTRACTOR that any material or equipment brought into [redacted] Contamination Areas without prior release methodology approved by [redacted] may not be released, depending [redacted] determination of eligibility for release. [redacted] assumes no liability for such materials or equipment. [redacted] shall decontaminate, destroy or dispose of such unapproved contaminated property at the expense of the SUBCONTRACTOR.

E. The SUBCONTRACTOR shall obtain [redacted] Radiological Control approval through the authorized procurement representative five (5) working days in advance to bringing a radioactive source, radiation generating device or radiation monitoring instrumentation that utilizes a radioactive source as a check source, "Keep Alive" source or stabilization seeds on the Hanford site. The approval request must contain the off-site company name, US NRC or agreement state license requirements including proof of training and training topics, copies of emergency and operating procedures, source isotope, source activity, physical nature of the source (liquid, gas or solid), radiation dose rates, whether the source is shielded or unshielded, the location of source while on the Hanford site, the custodian of the source (point of contact), and the expected arrival and departure dates. The SUBCONTRACTOR will notify the [redacted] authorized procurement representative in writing when the source has been removed from the Hanford Site.

F. In the event that efforts under this Subcontract involve Work in areas controlled for radiological purposes or result in routine exposure to radioactive materials, in-vivo/in-vitro radiation bioassays may be required before, during and after the Work. The need for a radiation bioassay will be determined based on evaluations by [redacted] Radiation Control organization and cognizant [redacted] project management. These requirements will be controlled through the radiation work permit or work control process. The Pacific Northwest National Laboratory (PNNL) Dosimetry Services shall perform all in-vivo/in-vitro radiation bioassay required for performance of this Work. [redacted] shall provide in-vivo/in-vitro radiation bioassays at no cost to the SUBCONTRACTOR. Individual occupational exposure records generated in the performance of this Subcontract will be maintained by PNNL Dosimetry Services. The radiation doses received by the SUBCONTRACTOR's workers will be reported to the individual at the conclusion of the Subcontract or calendar year.

The SUBCONTRACTOR shall be charged for any workers that are no-shows at the scheduled in-vivo/in-vitro radiation bioassays, unless the [redacted] authorized procurement representative is notified three (3) working days in advance of the scheduled appointment. The no-show fee shall be $500 for each occurrence and be offset from any pending SUBCONTRACTOR invoice for each deficient examination. Refund of charges, previously collected, will not be made after the date of final payment to the SUBCONTRACTOR.

G. Each worker of the SUBCONTRACTOR may be issued a radiation dosimeter for performance of the Work under this Subcontract. Radiation dosimeters will be issued in accordance with [redacted] procedures. The following radiation dosimetry requirements apply to all SUBCONTRACTOR workers issued radiation dosimeters:

1. SUBCONTRACTOR agrees to comply with approved [redacted] procedures for assignment, wearing, and return of radiation dosimeters.
2. If a Subcontract performance period extends beyond the last Friday of the current calendar year, arrangements for issuance of a new radiation dosimeter must be made through [redacted] before that date.
3. Radiation dosimeters, which expire at the end of a calendar year, must be returned by January 15 of the next calendar year.
4. All other issued radiation dosimeters must be returned within thirty (30) calendar days after the completion of the Work or prior to final payment under the Subcontract, whichever is earliest.

Upon completion of the SUBCONTRACTOR's Work, and before final payment shall be made, all dosimeters issued to the SUBCONTRACTOR shall be returned to the issuing office or as otherwise directed by the [redacted] authorized procurement representative. A fee of $1,000 shall be charged and be offset from any pending SUBCONTRACTOR invoice for each dosimeter not returned during performance or completion of this Subcontract as prescribed in this provision. Refund of charges, previously collected for dosimeters subsequently found, will not be made after the date of final payment to the SUBCONTRACTOR.

H. Instruments used by the SUBCONTRACTOR for radiological monitoring must be approved by the [redacted] RadCon organization. This approval shall be obtained by the SUBCONTRACTOR through the [redacted] thorized procurement representative.

8.0 SUBCONTRACTOR FURNISHED MATERIALS AND/OR TOOLS

A. If the SUBCONTRACTOR is required to furnish, and bring on the Hanford site, its own materials and tools, the SUBCONTRACTOR shall contact the [redacted] authorized procurement representative five (5) working days prior to bringing the items onto the Hanford site. The [redacted] authorized procurement representative shall arrange for a property pass to be issued by [redacted] to the SUBCONTRACTOR before the SUBCONTRACTOR may bring non-Government owned property onto the Hanford site or to take such property off the Hanford site.

B. The SUBCONTRACTOR shall not bring to the [redacted] nor use beryllium alloy tools in the performance of the Work.

9.0 INSURANCE

A. The SUBCONTRACTOR, as required, shall procure and maintain at its own expense, the insurance policies and coverage limits described below unless waived in writing by the [redacted] authorized procurement representative. The SUBCONTRACTOR shall ensure that lower-tier Subcontractor agreements, at a minimum, duplicate the insurance policies and coverage limits required of the SUBCONTRACTOR, if lower-tier Subcontractors will perform Work at the Hanford site, unless waived by the [redacted] authorized procurement representative. The wavier shall not apply to insurance required by statute.

1. Workers Compensation, Occupational Disease, Disability Benefit, and other similar employee benefit insurance required under the laws of the State that apply to the Work to be performed under this Subcontract.
2. Commercial General Liability Insurance, including Employers Liability and Owner's and SUBCONTRACTOR's Protective and Contractual Liability, with a combined single limit of at least $1,000,000 per occurrence for bodily injury (including death), property damage, and any other covered loss.
3. Automobile Liability Insurance for all motor vehicles, including owned, non-owned, and hired motor vehicles, used by or on behalf of The SUBCONTRACTOR in connection with Work to be performed under this Subcontract with a combined single limit of at least $1,000,000 per occurrence for bodily injury (including death), property damage, and any other covered loss. If hazardous materials are to be transported, SUBCONTRACTOR shall maintain liability insurance evidenced by ISO Form CA001 with MCS-90 and CA9948 endorsements attached.
4. Tool and Equipment Insurance for all tools and equipment, including rentals, used in connection with the Work to be performed under this Subcontract.
5. The SUBCONTRACTOR shall furnish the [redacted] authorized procurement representative an insurance certificate with satisfactory evidence of SUBCONTRACTOR provided insurance, unless waived in writing by the [redacted] authorized procurement representative prior to commencing Work under this Subcontract. A provision shall be included in the insurance coverage that provides at least thirty (30) days prior written notice is given to the [redacted] authorized procurement representative in the event of cancellation or material change. In addition, the following requirements apply: (i) coverage evidenced by SUBCONTRACTOR provided insurance policies shall be primary; (ii) such policies shall contain a Separation of Insured clause and Waiver of Subrogation in favor of [redacted] and the Government; and (iii) the SUBCONTRACTOR shall name [redacted] and the Government as additional parties insured on all such policies.

10.0 EMERGENCY MANAGEMENT

A. The SUBCONTRACTOR performing Work on the Hanford site shall comply with the portions of the Hanford Emergency Management Plan (DOE/RL-94-02 current revision) applicable to the Work being performed.

B. The Manager, U.S. Department of Energy, Richland Operations Office (DOE-RL) or designee shall have sole discretion to determine when an emergency situation exists as a result of facility operations within the physical boundaries defined in this Subcontract affecting personnel, public health, safety, the environment, or security. The Manager, Richland Operations Office, or designee has the discretion to determine when an emergency condition exists elsewhere on the Hanford site that may affect DOE-RL employees. In the event the Manager, DOE-RL, or designee, determines such an emergency exists, the Manager, DOE-RL, or designee, will have the authority to direct any and all activities of the SUBCONTRACTOR and lower-tier Subcontractors necessary to resolve the emergency situation. The Manager, DOE-RL, or designee may direct the activities of the SUBCONTRACTOR and lower-tier Subcontractors throughout the duration of the emergency.

C. The SUBCONTRACTOR shall include this clause in all lower-tier Subcontracts for Work performed at the Hanford site.

11.0 SHUTDOWN AUTHORIZATION

A. In the event of a specific imminent environmental, health, or safety hazard, identified by facility line management, U.S. Department of Energy (DOE) Facility Representatives, operators, or facility health and safety personnel overseeing facility operations, the individual or group identifying the specific imminent hazard situation shall immediately take actions to eliminate or mitigate the hazard. This shall be accomplished by directing the operator/implementer of the activity or process causing the imminent hazard to shutdown the activity or the facility or by initiating emergency response actions or other actions to protect the health and safety of the workers and the public and to protect Government facilities and the environment. Government-designated Facility Representatives provide technical oversight of operations to help line management ensure that the facilities are operated in a safe, healthful, and environmentally acceptable manner in accordance with DOE Orders and other requirements. As such, these individuals have "Stop Work" and "Shutdown Authorization" authority.

In the event an imminent environmental, health, or safety hazard is identified, the individual or group that identified the hazard shall coordinate with an appropriate SUBCONTRACTOR official, who will direct as needed, broader shutdown actions or other actions, as required. Such mitigating actions shall be subsequently coordinated with the Manager, Office of River Protection, the facility/site DOE management, and the facility/site SUBCONTRACTOR management. The shutdown direction shall be promptly confirmed in writing from the cognizant [redacted] authorized procurement representative.

This authority is in addition to the provision entitled Integration of Environment, Safety, Health and Quality (ESH&Q) into Work Planning and Execution.

B. In the event of a non-imminent environmental, health, or safety hazard identified by facility line managers, facility operators, health and safety personnel overseeing facility operations, or by independent oversight organizations, the individual or group identifying the potential environmental, health or safety hazard may recommend corrective action or facility shutdown. However, the recommendation must be coordinated with the SUBCONTRACTOR management at the facility, the responsible DOE Manager, and the Manager, Office of River

Protection. Any written direction to shutdown operations will be issued in coordination with the [redacted] authorized procurement representative.

C. After shutdown by DOE, an operation or facility may become operational only after receiving written authorization from the Manager, Office of River Protection, or his delegated authority, in coordination with the [redacted] authorized procurement representative.

D. The SUBCONTRACTOR shall provide in its procurement system policies, practices, and procedures for the flow down of appropriate requirements of this provision to lower-tier Subcontractors performing Work on the Hanford site, or at a Government-owned or leased facility. Such lower-tier Subcontracts shall be provided the right to stop Work under the conditions described under this Article.

12.0 SUPPLEMENTAL TERMS & CONDITIONS

DEAR 970.5223-4 - WORKPLACE SUBSTANCE ABUSE PROGRAMS AT DOE SITES (DEC 2000) (Applicable only if invoked in the Subcontract's Statement of Work)

A. The SUBCONTRACTOR shall, consistent with 10 CFR Part 707, Workplace Substance Abuse Programs at Government-sites, incorporated herein by reference with full force and effect, develop, implement, and maintain a workplace substance abuse program, as required. General requirements are for Subcontracts with a value of $25,000 or more and work involves (1) access to or handling of classified information or special nuclear materials; (2) high risk of danger to life, the environment, public health and safety, or national security; or (3) transportation of hazardous materials to or from a Government-site. The SUBCONTRACTOR, prior to commencing work will submit its workplace substance abuse program to the [redacted] authorized procurement representative for approval.

B. In addition to any other remedies available [redacted] he SUBCONTRACTOR's failure to comply with the requirements of 10 CFR Part 707 or to perform in a manner consistent with its approved program may render the SUBCONTRACTOR subject to the suspension of Subcontract payments, or, where applicable, a reduction in award fee; termination for default; and suspension or debarment.

C. The SUBCONTRACTOR agrees to notify the [redacted] authorized procurement representative reasonably in advance of, but not later than thirty (30) days prior to, the award of any lower-tier Subcontract the SUBCONTRACTOR believes may be subject to the requirements of 10 CFR Part 707.

D. The SUBCONTRACTOR shall be subject to the provisions of 10 CFR Part 707 and agrees to develop and implement a Workplace Substance Abuse Program that complies with the requirements of 10 CFR Part 707, Workplace Substance Abuse Programs at Government-sites. [redacted] will review and approve each SUBCONTRACTOR's program, and shall periodically monitor the SUBCONTRACTOR's implementation of the program for effectiveness and compliance with 10 CFR Part 707.

E. The SUBCONTRACTOR agrees to include, and require that the inclusion of, the requirements of this clause in all lower-tier Subcontracts, at any tier, that are subject to the provisions of 10 CFR Part 707.

DEAR 952.203-70 WHISTLEBLOWER PROTECTION FOR SUBCONTRACTOR EMPLOYEES (DEC 2000)

A. The SUBCONTRACTOR shall comply with the requirements of the "DOE Contractor Employee Protection Program" at 10 CFR Part 708 for Work performed on behalf of the Government directly related to activities at Government-owned or leased sites.

B. The SUBCONTRACTOR shall insert or have inserted the substance of this clause including this paragraph (B) in Subcontracts at all tiers, for lower-tier Subcontracts involving work performed on behalf of GOVERNMENT directly related to activities at Government-owned or leased sites.

DEAR 970.5222-1 COLLECTIVE BARGAINING AGREEMENTS-MANAGEMENT AND OPERATING CONTRACTS (DEC 2000

A. When negotiating collective bargaining agreements applicable to the work force under this Subcontract, the SUBCONTRACTOR shall use its best efforts to ensure such agreements contain provisions designed to assure continuity of services. All such agreements entered into during the Subcontract period of performance should provide that grievances and disputes involving the interpretation or application of the agreement will be settled without resorting to strike, lockout, or other interruption of normal operations. For this purpose, each collective bargaining agreement should provide an effective grievance procedure with arbitration as its final step, unless the parties mutually agree upon some other method of assuring continuity of operations. As part of such agreements, management and labor should agree to cooperate fully with the Federal Mediation and Conciliation Service. The SUBCONTRACTOR shall include the substance of this clause in any lower-tier Subcontracts for protective services or other services performed on a Government-owned site, which will affect the continuity of operation of the facility.

[redacted] ______

ATTACHMENT 5

NON-DISCLOSURE AGREEMENT

In anticipation of being provided access to documentation, information and business related strategies related to the prime contract between [redacted] nd the U. S. Department of Energy (DOE), hereinafter known as the [redacted] Contract, ______________________ (Individual Name) (herein after Subcontractor's Employee) recognizes that the work is particularly sensitive and that Subcontractor's Employee may be provided access to information of a sensitive business nature to [redacted]

Subcontractor's Employee is also aware that other information that Subcontractor's Employee may have access to during the Project may or may not be proprietary t [redacted] but because of the nature of the information (e.g. financial data, strategies, contract information marked competition or procurement sensitive etc.) remains business sensitive.

Therefore, Subcontractor's Employee agrees to keep confidential and not disclose during the term of the Project, all information (whether technical, financial, contractual, or otherwise) received from [redacted] or generated fo [redacted] elated to the Project, unless authorized to do otherwise. The obligation of non-disclosure includes but is not limited to, the discussion with other authorized persons outside of facilities set aside for the conduct of the work related to the Project.

Subcontractor's Employee recognizes and agrees that damages associated with the breach of this Non-Disclosure agreement are difficult and impractical to calculate and therefore [redacted] may seek among other legal remedies, injunctive relief in a court of competent jurisdiction, to prevent breach of this agreement.

Subcontractor's Employee agrees to be bound to the terms of this Non-Disclosure agreement whether or not Subcontractor's Employee remains employed with Subcontractor and whether or not the Project has been completed.

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Signature

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Date